Exhibit 4.14

NOTE SUBSCRIPTION AGREEMENT

This NOTE SUBSCRIPTION AGREEMENT (this “Note Subscription Agreement”) is entered into on October 31, 2025, by and among Marti Technologies, Inc., a Cayman Islands exempted company (f/k/a Galata Acquisition Corp.) (the “Company”), Callaway Capital Management, LLC (the “Commitment Party”) and the entities set forth under the Title “Subscriber” on Schedule 1 hereto (together with the Commitment Party, each a “Subscriber”).

WHEREAS, Subscriber desires to subscribe for and purchase from the Company the 11.0% Convertible Senior Secured Notes due 2029, having the terms set forth in Exhibit A hereto (the “Terms and Conditions”), in an aggregate principal amount and on the terms set forth in this Note Subscription Agreement (the “Subscribed Notes”), at a purchase price equal to 100% of such principal amount or aggregate portion thereof applicable to the Subscribed Notes specified herein (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Notes in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, upon the closing date (each such date, a “Subscription Closing”) of any principal amount of Subscribed Notes, the Company shall (A) reserve for issuance to the Commitment Party, or issue to the Commitment Party a number of Class A ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”) at such time set forth herein and pursuant to the terms hereof (the “Commitment Shares”); and (B) issue to the Subscriber a number of Ordinary Shares at such time set forth herein and pursuant to the terms hereof (the “Subscriber Shares” and, together with the Commitment Shares, the “Incentive Shares”); and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, at the applicable Subscription Closing, Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, (A) Subscribed Notes and (B) Subscriber Shares (such combined subscription and issuance, the “Subscription”) as follows:

(a) Company Call: During each Company Call Period (as set forth in the table below), at the Company’s request, the Commitment Party shall purchase or cause to be purchased Subscribed Notes in an amount specified by the Company, not to exceed the Max Company Call Amount (as set forth in table below) for such Company Call Period (though another Subscriber may purchase such Subscribed Notes in lieu of the Commitment Party). For the avoidance of doubt, Company’s right to sell Subscribed Notes in respect of any unused portion of the Max Company Call Amount for any Company Call Period shall terminate at the end of the relevant Company Call Period. The total principal amount of Subscribed Notes sold pursuant to this Section 1(a) shall be referred to as the “Aggregate Company Call Amount”.

Company Call Period	Max Company Call Amount
October 31, 2025 - December 31, 2025	$10,000,000
January 1, 2026 - March 31, 2026	$10,000,000
April 1, 2026 - June 30, 2026	$10,000,000
July 1, 2026 - September 30, 2026	$10,000,000
October 1, 2026 - December 31, 2026	$10,000,000

(b) Subscriber Call: During the Subscriber Call Period (as set forth below), at the Commitment Party’s request, the Company shall sell to each Subscriber identified by the Commitment Party, Subscribed Notes in an aggregate principal amount specified by the Commitment Party, not to exceed the Subscriber Call Amount (as set forth below). The Commitment Party may make such requests on not more than 25 occasions (although each request may cover multiple Subscribers with the same Subscription Closing Date) and each such request must be for Subscribed Notes in an aggregate principal amount of not less than $2,000,000. For the avoidance of doubt, the Subscriber Call Amount shall apply in the aggregate to the Subscribed Notes purchased by all of the Subscribers.

“Subscriber Call Period” means January 1, 2027 through December 31, 2028.

“Subscriber Call Amount” means a principal amount of notes equal to the greater of (x) the Aggregate Company Call Amount, (y) the difference of (i) $50,000,000 less (ii) the Aggregate Company Call Amount and (z) $30,000,000.

(c) In connection with the purchase and sale of any Subscribed Notes, the Company shall issue:

(i)	to the relevant Subscriber, a number of Subscriber Shares equal to the product of (x) 100,000 and (y) (1) the principal amount of Subscribed Notes purchased by such Subscriber divided by (2) $1,000,000 and rounded down to the nearest whole number;

(ii)	to the Commitment Party, at the end of each relevant time period in Schedule 1 under the header UPON SATISFACTION OF EACH COMMITMENT AMOUNT, a number of Commitment Shares equal to the product of (x) 50,000 and (y) (1) the principal amount of Subscribed Notes purchased by any Subscriber divided by (2) $1,000,000 and rounded down to the nearest whole number, provided that the aggregate number of Commitment Shares issuable pursuant to this Section 1(c)(ii), including across all time periods in Schedule 1 under the header UPON SATISFACTION OF EACH COMMITMENT AMOUNT, shall not exceed 5,000,000.

(d) In connection with the execution of this Subscription Agreement, the Company shall issue to the Commitment Party 5,000,000 Commitment Shares.

Section 2. Subscription Closing.

(a) Each Subscription Closing shall occur on fifth business days after the request by the Company or Subscriber, as the case may be, to purchase or sell the relevant Subscribed Notes.

(b) At least 3 business days prior to any Subscription Closing, the Company shall deliver by written notice to Subscriber the wire instructions for delivery of Purchase Price to be paid on such Subscription Closing Date. For the avoidance of doubt, Subscriber may pay the Purchase Price using such wire instructions provided by the Company.

(c) On the Subscription Closing Date, Subscriber shall deliver the Purchase Price for the Subscription by wire transfer of United States dollars in immediately available funds to the account specified by the Company. The Company shall deliver Subscriber’s Subscribed Notes and the Subscriber Shares (in book entry form) to Subscriber at the Subscription Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, delivery of the Subscribed Notes shall be by delivery of certificated convertible notes. “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York are required or authorized by law to be closed for business.

(d) The Subscription Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Subscription Closing Date:

(i)	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition; and

(ii)	[Reserved].

(e) The obligation of the Company to consummate a Subscription Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the applicable Subscription Closing Date:

(i)	except as otherwise provided under Section 2(f)(ii), all representations and warranties of Subscriber contained in this Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of such Subscription Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of such Subscription Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Note Subscription Agreement as of such Subscription Closing Date;

(ii)	the representations and warranties of Subscriber contained in Section 5(w) of this Note Subscription Agreement shall be true and correct at all times on or prior to such Subscription Closing Date, and consummation of such Subscription Closing shall constitute a reaffirmation by Subscriber of such representations and warranties;

(iii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to such Subscription Closing; provided, that, this condition shall be deemed satisfied unless written notice of such noncompliance is provided by the Company to Subscriber and Subscriber fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice; and

(iv)	other documentation related to the Terms and Conditions shall be in conformity with the Terms and Conditions and otherwise in form and substance reasonably acceptable to the Company.

(f) The obligation of Subscriber to consummate a Subscription Closing after delivery of a Subscription Closing Date Notice shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the applicable Subscription Closing Date:

(i)	all representations and warranties of the Company contained in this Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of such Subscription Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of such Subscription Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Note Subscription Agreement as of such Subscription Closing Date, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of such Subscription Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect;

(ii)	the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to such Subscription Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate such Subscription Closing; provided, that, this condition shall be deemed satisfied unless written notice of such noncompliance is provided by Subscriber to the Company and the Company fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice;

(iii)	other documentation related to the Terms and Conditions shall be in conformity with the Terms and Conditions and otherwise in form and substance reasonably acceptable to the Subscribers; and

(iv)	from and after the date hereof, there shall have not occurred any Company Material Adverse Effect.

(g) Prior to or at each Subscription Closing, Subscriber shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue the Subscribed Notes and Subscriber Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Notes and the Subscriber Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(h) Prior to or at each Subscription Closing at which Commitment Shares are to be issued to the Commitment Party, Commitment Party shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue the Commitment Shares to Commitment Party, including, without limitation, the legal name of the person in whose name the Commitment Shares are to be issued (or Commitment Party’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is validly existing and in good standing under the laws of the Cayman Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Note Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Note Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Company’s performance of its obligations under this Note Subscription Agreement, including the issuance and sale of the Subscribed Notes.

(b) The Subscriber Shares issuable at the Subscription Closing, the Commitment Shares reserved for issuance at the Subscription Closing and the Ordinary Shares issuable upon conversion of the Subscribed Notes (the “Underlying Shares”) are duly authorized and, when issued upon (i) the Subscription Closing or (ii) conversion of the Subscribed Notes, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Note Subscription Agreement, the governing and organizational documents of the Company or any applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents, or by any contract to which the Company is a party or by which it is bound, or under the laws of the Cayman Islands.

(c) This Note Subscription Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Commitment Party and Subscriber, this Note Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. The Subscribed Notes, Commitment Shares and Subscriber Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Subscribed Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of equitable remedies.

(d) Assuming the accuracy of the representations and warranties of Commitment Party set forth in Section 4 of this Note Subscription Agreement and the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Note Subscription Agreement, the execution and delivery of this Note Subscription Agreement, the Subscription and the compliance by the Company with all of the provisions of this Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Subscribed Notes, the Commitment Shares or the Subscriber Shares or Underlying Shares or the legal authority of the Company to comply in all material respects with the terms of this Note Subscription Agreement.

(e) Assuming the accuracy of the representations and warranties of Commitment Party set forth in Section 4 of this Note Subscription Agreement and the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Note Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange) or other person in connection with the execution, delivery and performance of this Note Subscription Agreement (including, without limitation, the issuance of the Subscribed Notes, the Incentive Shares and the Underlying Shares (if any)), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6 below, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), (iv) filings required by the Stock Exchange, including with respect to requirements or regulations in connection with the issuance of the Incentive Shares or the Underlying Shares (if any), including the filing of a supplemental listing application with the Stock Exchange, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, (vi) filings in connection with or as a result of the SEC Guidance (as defined below), and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect.

(f) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of the representations and warranties of Commitment Party set forth in Section 4 of this Note Subscription Agreement and the accuracy of the representations and warranties of Subscriber set forth in Section 5 of this Note Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Notes by the Company to Subscriber and issuance of the Subscriber Shares or the Underlying Shares (if any) to Subscriber upon conversion.

(h) Assuming the accuracy of Commitment Party’s representations and warranties set forth in Section 4 of this Note Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the issuance of the Commitment Shares to Commitment Party.

(i) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Notes. The Subscribed Notes, the Incentive Shares and the Underlying Shares (if any) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Notes, the Incentive Shares and the Underlying Shares (if any) as contemplated hereby or (ii) cause the offering of the Subscribed Notes, the Incentive Shares and the Underlying Shares (if any) pursuant to this Note Subscription Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Notes, the Incentive Shares and the Underlying Shares (if any), as contemplated hereby, to the registration provisions of the Securities Act.

(j) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(k) The Company is in all material respects in compliance with, and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with, or is in default or violation of, the applicable provisions of (i) the Securities Act, (ii) the Exchange Act, (iii) the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, (iv) the rules and regulations of the Commission, and (v) the rules of the Stock Exchange, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance (as defined below).

(l) The Ordinary Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Ordinary Shares. The Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Ordinary Shares are not, and have not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of Ordinary Shares through DTC.

(m) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Notes to Subscriber.

(n) As of their respective dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission prior to the date hereof (collectively, as amended and/or restated since the time of their filing, the “SEC Documents”) complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, as of their respective dates (or if amended, restated, or superseded by a filing, on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (or if amended, restated, or superseded by a filing, on the date of such filing) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP). A copy of each SEC Document is available to each of Commitment Party and Subscriber via the Commission’s EDGAR system. There are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents as of the date hereof. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Documents that relates to (i) the topics referenced in the Commission’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 or (ii) the classification of the Company’s ordinary shares as permanent or temporary equity, or any subsequent guidance, statements or interpretations issued by the Commission or the staff of the Commission, including guidance, statements or interpretations relating to the foregoing or to other accounting matters, including matters relating to initial public offering securities or expenses (collectively, the “SEC Guidance”), and no correction, amendment or restatement of any of the Company’s SEC Documents due to the SEC Guidance shall be deemed to be a breach of any representation or warranty by the Company.

(o) As of the date of this Note Subscription Agreement, the authorized share capital of the Company consists of (i) 200,000,000 Ordinary Shares and (ii) 1,000,000 preference shares, par value $0.0001 per share (“Preference Shares”). As of the date of this Note Subscription Agreement (iii) 79,436,166 Ordinary Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iv) no Preference Shares are issued and outstanding.

(p) The issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange under the symbol “MRT”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Ordinary Shares or prohibit or terminate the listing of the Ordinary Shares on the Stock Exchange. The Company has taken no action that is designed to terminate the registration of the Ordinary Shares under the Exchange Act.

(q) The Company is not, and immediately after receipt of payment for the Subscription, will not be, an “investment company” within the meaning of the Investment Company Act.

(r) [Reserved].

(s) [Reserved].

(t) With respect to any offers or sales of the Subscribed Notes in reliance on Regulation S under the Securities Act, none of the Company, any of its affiliates (as defined in Rule 405 under the Securities Act) or any other person acting on behalf of the Company has, with respect to the Subscribed Notes, offered the Subscribed Notes to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or in the United States or engaged in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act; the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with any applicable “offering restrictions” within the meaning of such Rule 902; provided that no representation or warranty is made in this paragraph with respect to the actions of Commitment Party or any of its affiliates.

(u) Immediately after giving effect to the transactions contemplated by this Note Subscription Agreement: (i) the fair value of the Company’s assets would exceed its liabilities (including contingent liabilities); (ii) the present fair saleable value of the Company’s assets would be greater than the amount required to pay its probable liabilities on its existing debts (including contingent liabilities) as such debts become absolute and mature; (iii) the Company would be able to pay its liabilities (including contingent liabilities) as they mature; (iv) the Company is “solvent” (within the meaning of applicable laws relating to fraudulent transfers) and would not have unreasonably small capital for the business in which it is engaged and in which it is proposed to be engaged following the transactions contemplated by this Note Subscription Agreement. The Company does not intend to incur, and the Company does not believe that it has incurred or will incur as a result of the transactions contemplated by this Note Subscription Agreement, debts beyond the Company’s ability to pay such debts as such debts mature.

(v) There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Incentive Shares or (ii) the Underlying Shares that have not been or will not be validly waived on or prior to the date hereof.

(w) The Company acknowledges that there have been no representations, warranties, covenants or agreements made to the Company by Commitment Party and Subscriber or any of their officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Note Subscription Agreement.

(x) The Company is in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company (collectively, the “Money Laundering Laws”), except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 4. Commitment Party Representations and Warranties. Commitment Party represents and warrants to the Company and Subscriber that:

(a) Commitment Party has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Note Subscription Agreement.

(b) This Note Subscription Agreement has been duly authorized, validly executed and delivered by Commitment Party. Assuming the due authorization, execution and delivery of the same by the Company and Subscriber, this Note Subscription Agreement shall constitute the valid and legally binding obligation of Commitment Party, enforceable against Commitment Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery, and performance of this Note Subscription Agreement, the issuance of the Commitment Shares and the compliance by Commitment Party with all of the provisions of this Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Commitment Party pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Commitment Party is a party or by which Commitment Party is bound or to which any of the property or assets of Commitment Party is subject; (ii) the organizational documents of Commitment Party; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Commitment Party or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on Commitment Party’s ability to consummate the transactions contemplated hereby, including the issuance of the Commitment Shares.

(d) Commitment Party (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or is not a “U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act, in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Commitment Shares only for its own account and not for the account of others and (iii) is not acquiring the Commitment Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete). Commitment Party is not an entity formed for the specific purpose of acquiring the Commitment Shares. Accordingly, Commitment Party is aware that this offering of the Commitment Shares meets the exemption from filing under FINRA Rule 5123(b)(1)(C).

(e) Commitment Party acknowledges and agrees that the Commitment Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Commitment Shares have not been registered under the Securities Act and that the Company is not required to register Commitment Shares except as set forth in Section 6 of this Note Subscription Agreement. Commitment Party acknowledges and agrees that the Commitment Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Commitment Party absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, (including without limitation a private resale pursuant to so called “Section 4(a)1½”) (iii) an ordinary course pledge such as a broker lien over account property generally, (iv) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Commitment Shares shall contain a restrictive legend to such effect, as set forth in the Terms and Conditions. Commitment Party acknowledges and agrees that the Commitment Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Commitment Party may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Commitment Shares and may be required to bear the financial risk of an investment in the Commitment Shares for an indefinite period of time. Commitment Party acknowledges and agrees that the Commitment Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until the requisite holding period and information requirements of such rule are satisfied. Commitment Party acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Commitment Shares.

(f) Commitment Party understands and agrees that Commitment Party is receiving the Commitment Shares directly from the Company. Commitment Party further acknowledges that there have not been, and Commitment Party hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Commitment Party by the Company or its subsidiaries (collectively, the “Subscribed Companies”), Subscriber, any of its or their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Note Subscription Agreement. Commitment Party acknowledges that no disclosure or offering document provided to or reviewed by Commitment Party in connection with the Subscription has been prepared by Commitment Party.

(g) In making its decision to enter into this Note Subscription Agreement, Commitment Party has relied solely upon an independent investigation made by Commitment Party, the Company’s representations in Section 3 of this Note Subscription Agreement and Subscriber’s representations in Section 4 of this Note Subscription Agreement. Commitment Party acknowledges and agrees that Commitment Party has had access to, has received, and has had an adequate opportunity to review, such information as Commitment Party deems necessary in order to make an investment decision with respect to this Note Subscription Agreement, including with respect to the Company and the Subscribed Companies, and Commitment Party has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Commitment Party’s investment in the Commitment Shares. Without limiting the generality of the foregoing, Commitment Party acknowledges that it has reviewed the Company’s filings with the Commission. Commitment Party represents and agrees that Commitment Party and Commitment Party’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Commitment Party and Commitment Party’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Commitment Shares, including but not limited to information concerning the Company, the Subscribed Companies, the Subscriber and the Subscription.

(h) Commitment Party acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(i) Commitment Party acknowledges and agrees that none of the Subscribed Companies or the Subscriber nor its or their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided Commitment Party with any information or advice with respect to the Subscribed Notes, the Commitment Shares, nor is such information or advice necessary or desired. None of the Subscribed Companies, Commitment Party or any of their respective affiliates or Representatives has made or makes any representation as to the Company or the Subscribed Companies or the quality or value of the Commitment Shares. Commitment Party and its affiliates or Representatives have made no independent investigation with respect to the Company or the Commitment Shares or the accuracy, completeness, or adequacy of any information supplied to Commitment Party by the Company or on its behalf.

(j) In connection with Subscriber’s investment decision and issuance of the Commitment Shares to Commitment Party, neither Commitment Party nor any of its affiliates has acted as a financial advisor or fiduciary to Commitment Party.

(k) [Intentionally omitted.]

(l) Commitment Party became aware of this offering of the Commitment Shares solely by means of direct contact between Commitment Party and the Company and the Commitment Shares were offered to Commitment Party solely by direct contact between Commitment Party and the Company or its affiliates. Commitment Party did not become aware of this offering of the Commitment Shares, nor were the Commitment Shares offered to Commitment Party, by any other means. Commitment Party acknowledges that the Commitment Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(m) Commitment Party acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Commitment Shares, including those set forth in the SEC Documents. Commitment Party has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Commitment Shares, and Commitment Party has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Commitment Party has considered necessary to make an informed investment decision. Commitment Party (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the investment of the Commitment Shares. Accordingly, Commitment Party understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(n) Without limiting the representations and warranties set forth in this Note Subscription Agreement, Commitment Party has analyzed and fully considered the risks of an investment in the Commitment Shares and determined that the Commitment Shares are a suitable investment for Commitment Party and that Commitment Party is able at this time and in the foreseeable future to bear the economic risk of a total loss of Commitment Party’s investment in the Company. Commitment Party acknowledges specifically that a possibility of total loss exists.

(o) Commitment Party understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Commitment Shares or made any findings or determination as to the fairness of this investment.

(p) Commitment Party is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Commitment Party agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Commitment Party is permitted to do so under applicable law. If Commitment Party is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively with the BSA, the “BSA/PATRIOT Act”), such Commitment Party maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, Commitment Party maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, Commitment Party maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to invest in the Commitment Shares were legally derived.

(q) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the Subscription such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401.

(r) If Commitment Party is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Commitment Party represents and warrants that (i) it has not relied on the Company or any of its affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Commitment Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Commitment Shares and (ii) the acquisition and holding of the Commitment Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s) Commitment Party acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Subscribed Companies, Subscriber, or any of their respective affiliates or Representatives), other than the representations and warranties of the Company contained in Section 3 of this Note Subscription Agreement, in making its investment or decision to invest in the Company. Commitment Party agrees that none of (i) any investor pursuant to any other agreement related to the private placement of the Company’s ordinary shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Company (other than with respect to the representations and warranties of the Company contained in Section 3 of this Note Subscription Agreement), the Subscribed Companies, Subscriber or any of their respective affiliates or Representatives, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Commitment Party, the Company or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Commitment Party or any person claiming through Commitment Party, pursuant to this Note Subscription Agreement or related to the private placement of the Commitment Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the investment of the Commitment Shares.

(t) At all times on or prior to the Subscription Closing Date, Commitment Party has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Commitment Shares.

(u) Commitment Party hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Commitment Party, shall, directly or indirectly, offer, sell, pledge, contract to sell, sell any option, engage in any hedging activities or execute any Short Sales in each case with respect to the securities of the Company and in each case prior to the termination of this Note Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing in this Section 4(w) shall restrict Commitment Party’s ability to maintain bona fide hedging positions in respect of the warrants held by Commitment Party as of the date hereof. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Commitment Shares and the Underlying Shares (if any) may be pledged by Commitment Party in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Commitment Party effecting a pledge of the Commitment Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Commitment Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(v) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Commitment Party with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Commitment Party is not currently (and at all times through the final Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(w) [Intentionally omitted.]

(x) [Intentionally omitted.]

(y) Commitment Party acknowledges that any restatement, revision, correction or other modification of the SEC Documents to the extent resulting from the SEC Guidance shall not constitute a breach by the Company of this Note Subscription Agreement.

(z) If Commitment Party is not a U.S. Person (as defined under Rule 902 under the Securities Act) and the offer and sale of the Subscribed Notes is being made in reliance on Regulation S under the Securities Act, (i) Commitment Party was or will be outside the United States at the time any buy order for the Ordinary Shares was or is originated, and (ii) neither Commitment Party nor any of its affiliates (as defined in Rule 405 under the Securities Act) has, with respect to the Subscribed Notes, engaged in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act. Commitment Party further represents that Commitment Party is not acquiring the Ordinary Shares for the account or benefit of any U.S. Person.

Section 5. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Note Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Note Subscription Agreement.

(b) If Subscriber is an entity, this Note Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Note Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, this Note Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery, and performance of this Note Subscription Agreement, the purchase of the Subscribed Notes, the issuance of the Subscriber Shares and the issuance of the Underlying Shares (if any) and the compliance by Subscriber with all of the provisions of this Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Notes, the issuance of the Subscriber Shares and the issuance of the Underlying Shares (if any).

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or is not a “U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act, in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Notes as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Notes, the Subscriber Shares or the Underlying Shares (if any). Accordingly, Subscriber is aware that this offering of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) meets the exemption from filing under FINRA Rule 5123(b)(1)(C).

(e) Subscriber acknowledges and agrees that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) have not been registered under the Securities Act and that the Company is not required to register the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) except as set forth in Section 6 of this Note Subscription Agreement. Subscriber acknowledges and agrees that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, (including without limitation a private resale pursuant to so called “Section 4(a)1½”) (iii) an ordinary course pledge such as a broker lien over account property generally, (iv) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) shall contain a restrictive legend to such effect, as set forth in the Terms and Conditions. Subscriber acknowledges and agrees that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) and may be required to bear the financial risk of an investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until the requisite holding period and information requirements of such rule are satisfied. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any).

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Subscribed Companies, Commitment Party, any of its or their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Note Subscription Agreement. Subscriber acknowledges that no disclosure or offering document provided to or reviewed by Subscriber in connection with the Subscription has been prepared by Commitment Party.

(g) In making its decision to purchase the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s representations in Section 3 of this Note Subscription Agreement. Subscriber has not relied on any statements or other information provided by Commitment Party concerning the Company, the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), or the Subscription. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), including with respect to the Company and the Subscribed Companies, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any). Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Company’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), including but not limited to information concerning the Company, the Subscribed Companies and the Subscription.

(h) Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges that such information and projections were prepared without the participation of Commitment Party and that Commitment Party does not assume responsibility for independent verification of, or the accuracy or completeness of, such information and projections. Subscriber further acknowledges that the information provided to Subscriber was preliminary and subject to change.

(i) Subscriber acknowledges and agrees that none of the Subscribed Companies or the Commitment Party nor its or their Representatives has provided Subscriber with any information or advice with respect to the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), nor is such information or advice necessary or desired. None of the Subscribed Companies, Commitment Party or any of their respective affiliates or Representatives has made or makes any representation as to the Company or the Subscribed Companies or the quality or value of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any). Commitment Party and its affiliates or Representatives have made no independent investigation with respect to the Company, the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), or the accuracy, completeness, or adequacy of any information supplied to Subscriber by the Company or on its behalf.

(j) In connection with Subscriber’s investment decision and issuance of the Subscribed Notes to Subscriber, neither Commitment Party nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.

(k) [Intentionally omitted.]

(l) Subscriber became aware of this offering of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) solely by means of direct contact between Subscriber and the Company or by means of contact from Commitment Party, and the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) were offered to Subscriber solely by direct contact between Subscriber and the Company or its affiliates. Subscriber did not become aware of this offering of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), nor were the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(m) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any). Accordingly, the Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(n) Without limiting the representations and warranties set forth in this Note Subscription Agreement, Subscriber has analyzed and fully considered the risks of an investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) and determined that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(o) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) or made any findings or determination as to the fairness of this investment.

(p) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the BSA/PATRIOT Act, such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) were legally derived.

(q) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the Subscription such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401.

(r) If Subscriber is an employee benefit plan that is subject to ERISA, a plan, an individual retirement account or other arrangement that is subject to the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such Plan subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Transaction Parties for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) and (ii) the acquisition and holding of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(t) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Subscribed Companies, Commitment Party, or any of their respective affiliates or Representatives), other than the representations and warranties of the Company contained in Section 3 of this Note Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any investor pursuant to any other agreement related to the private placement of the Company’s ordinary shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Company (other than with respect to the representations and warranties of the Company contained in Section 3 of this Note Subscription Agreement), the Subscribed Companies, Commitment Party or any of their respective affiliates or Representatives, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any person claiming through Subscriber, pursuant to this Note Subscription Agreement or related to the private placement of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any), the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any).

(u) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Notes to Subscriber.

(v) At all times on or prior to the Subscription Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any).

(w) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, offer, sell, pledge, contract to sell, sell any option, engage in any hedging activities or execute any Short Sales in each case with respect to the securities of the Company and in each case prior to the termination of this Note Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing in this Section 5(w) shall restrict Subscriber’s ability to maintain bona fide hedging positions in respect of the warrants held by Subscriber as of the date hereof. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(x) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Subscriber is not currently (and at all times through the final Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(y) [Intentionally omitted.]

(z) [Intentionally omitted.]

(aa) Subscriber acknowledges that any restatement, revision, correction or other modification of the SEC Documents to the extent resulting from the SEC Guidance shall not constitute a breach by the Company of this Note Subscription Agreement.

(bb) If Subscriber is not a U.S. Person (as defined under Rule 902 under the Securities Act) and the offer and sale of the Subscribed Notes is being made in reliance on Regulation S under the Securities Act, (i) Subscriber was or will be outside the United States at the time any buy order for the Ordinary Shares was or is originated, and (ii) neither Subscriber nor any of its affiliates (as defined in Rule 405 under the Securities Act) has, with respect to the Subscribed Notes, engaged in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act. Subscriber further represents that Subscriber is not acquiring the Ordinary Shares for the account or benefit of any U.S. Person.

Section 6. Registration of Incentive Shares and Underlying Shares.

(a) The Company agrees that, within thirty (30) calendar days of receipt of a written request from Subscriber or the Commitment Party, as applicable, provided that such written request may not be delivered to the Company prior to December 31, 2027, the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the full amount of such party’s Incentive Shares and/or the Underlying Shares (if any) (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than seventy-five (75) calendar days after the date on which such written notice was received (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred five (105) calendar days after the date on which such written notice was received if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that the Company shall have the Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Upon Subscriber’s timely request, the Company shall provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”). Unless otherwise agreed to in writing by Subscriber or the Commitment Party, as applicable, prior to the filing of the Registration Statement, Subscriber or the Commitment Party, as applicable, shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber or the Commitment Party, as applicable, be identified as a statutory underwriter in the Registration Statement, Subscriber or the Commitment Party, as applicable, will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Incentive Shares and/or the Underlying Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Underlying Shares which is equal to the maximum number of Underlying Shares as is permitted by the Commission. In such event, the number of Underlying Shares or other shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Underlying Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Underlying Shares and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have such Registration Statement declared effective within ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 6.

(b) The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Commitment Party and Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) two (2) years from the effective date of the Registration Statement, (ii) the date on which Commitment Party or Subscriber ceases to hold any Subscribed Notes, Incentive Shares or Underlying Shares (if any) issued pursuant to this Note Subscription Agreement and (iii) the first date on which Commitment Party or Subscriber can sell all of its Incentive Shares and/or Underlying Shares (if any) issued upon conversion of the Subscribed Notes issued pursuant to this Note Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i), (ii), and (iii), the “End Date”). Prior to the End Date, the Company will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; file all reports, and provide all customary and reasonable cooperation, necessary to enable Commitment Party and Subscriber to resell the Incentive Shares and/or the Underlying Shares (if any) pursuant to the Registration Statement; qualify the Incentive Shares and/or the Underlying Shares (if any) for listing on the applicable stock exchange on which the Company’s Ordinary Shares are then listed and update or amend the Registration Statement as necessary to include the Underlying Shares (if any). The Company will use its commercially reasonable efforts to (A) for so long as Commitment Party or Subscriber holds Subscribed Notes, Incentive Shares or Underlying Shares (if any), make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements to enable Commitment Party and Subscriber to resell the Incentive Shares and Underlying Shares (if any) pursuant to Rule 144, (B) at the reasonable request of Commitment Party or Subscriber, deliver all the necessary documentation to cause the Company’s Trustee to remove all restrictive legends from any the Incentive Shares and/or Underlying Shares (if any) being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Incentive Shares and/or the Underlying Shares (if any), or that may be sold by Commitment Party or Subscriber without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (C) cause its legal counsel to deliver to the Trustee the necessary legal opinions required by the Trustee, if any, in connection with the instruction under clause (B) upon the receipt of Commitment Party or Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Each of Commitment Party and Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Incentive Shares and/or the Underlying Shares (if any) to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

(c) The Company’s obligations to include the Incentive Shares and/or the Underlying Shares (if any) in the Registration Statement are contingent upon Commitment Party and Subscriber, as applicable, furnishing in writing to the Company a completed selling stockholder questionnaire in customary form that contains such information regarding Commitment Party or Subscriber, as applicable, the securities of the Company held by Commitment Party or Subscriber, as applicable, and the intended method of disposition of the Incentive Shares and/or the Underlying Shares (if any) as shall be reasonably requested by the Company to effect the registration of the Incentive Shares and/or the Underlying Shares (if any), and Commitment Party and Subscriber shall each execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, that the Company shall request such information from Commitment Party and Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated Filing Date. In the case of the registration effected by the Company pursuant to this Note Subscription Agreement, the Company shall, upon reasonable request, inform Commitment Party and Subscriber as to the status of such registration. Commitment Party and Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of the Incentive Shares and/or the Underlying Shares (if any). Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Commitment Party and Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, (B) such filing or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Company or would reasonably be expected to require premature disclosure of information that would materially adversely affect the Company, (C) in the good faith judgment of the majority of the members of the Company’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to the Company, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies, or any related disclosure or related matters, (E) it determines during any customary blackout or similar period or as permitted hereunder, or (F) necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(d) Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each of Commitment Party and Subscriber agrees that (1) it will immediately discontinue offers and sales of the Incentive Shares and/or the Underlying Shares (if any) under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Commitment Party and Subscriber, as applicable, receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, each of Commitment Party and Subscriber will deliver to the Company or, in Commitment Party or Subscriber’s sole discretion destroy, all copies of the prospectus covering the Incentive Shares and/or the Underlying Shares (if any) in Commitment Party or Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Incentive Shares and/or the Underlying Shares (if any) shall not apply (w) to the extent Commitment Party or Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) Each of Commitment Party and Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that it not receive notices from the Company otherwise required by this Section 6; provided, however, that Commitment Party and Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Commitment Party or Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to such party, and Commitment Party or Subscriber, as applicable, shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Commitment Party or Subscriber’s intended use of an effective Registration Statement, such party will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(e)) and the related suspension period remains in effect, the Company will so notify such party, within one (1) business day of such party’s notification to the Company, by delivering to such party a copy of such previous notice of Suspension Event, and thereafter will provide such party with the related notice of the conclusion of such Suspension Event or other event immediately upon its availability.

(f) For purposes of this Section 6 of this Note Subscription Agreement, (i) “Underlying Shares” shall be deemed to include, as of any date of determination, any equity security issued or issuable with respect to the Underlying Shares (if any) by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar events, and (ii) “Subscriber” shall include any person to which the rights under this Section 6 shall have been duly assigned.

(g) The Company shall indemnify and hold harmless Commitment Party and Subscriber, its selling brokers, dealer managers and similar securities industry professionals (in each case, to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of such persons, each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6(d) or (ii) any material violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with its obligations under this Section 6. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). Upon the request of Subscriber, the Company shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 6 of which the Company receives notice in writing.

(h) Commitment Party and Subscriber shall each, severally and not jointly with each other in the offering contemplated by this Note Subscription Agreement, indemnify and hold harmless the Company, its directors, officers, members, managers, partners, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Commitment Party or Subscriber, as applicable, furnished in writing to the Company by or on behalf of such party expressly for use therein. In no event shall the liability of Commitment Party be greater in amount than the dollar amount of the net proceeds received by Commitment Party upon the sale of the Commitment Shares giving rise to such indemnification obligation, and in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscriber Shares and/or the Underlying Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, each of Commitment Party and Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of such party (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Note Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Subscribed Notes or the Underlying Shares (if any).

(k) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of each of Commitment Party and Subscriber shall be limited to the net proceeds received by such party from the sale of the Subscribed Notes or Incentive Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Note Subscription Agreement or the transactions contemplated hereby.

Section 7. Termination. This Note Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of the parties hereto to terminate this Note Subscription Agreement and (b) December 31, 2028; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Upon the termination hereof in accordance with this Section 6, any monies paid by Commitment Party or Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) Business Day) be returned in full to such party by wire transfer of U.S. dollars in immediately available funds to the account specified by such party, without any deduction for or on account of any tax withholding, charges or set-off.

Section 8. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(a).

(b) Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Note Subscription Agreement; provided, however, that the foregoing clause of this Section 8(b) shall not give the Company or the Commitment Party any rights other than those expressly set forth herein. Prior to each Subscription Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and the Subscribed Companies will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Note Subscription Agreement. Prior to each Subscription Closing, the Company agrees to promptly notify Subscriber, and the Subscribed Companies if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c) The Commitment Party shall not be liable to Subscriber, whether in contract, tort, under the federal or state securities laws, or otherwise, for any action taken or omitted to be taken by the Commitment Party in connection with the Subscription. Subscriber, on behalf of itself and its affiliates, (i) hereby releases the Commitment Party in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements related to the Subscription and (ii) shall not commence any litigation or bring any claim against the Commitment Party in any court or any other forum which relates to, may arise out of, or is in connection with, the Subscription, except to the extent that any loss, claim, damage, or liability is found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct, fraud, bad faith, or gross negligence of the Commitment Party or any of its directors, officers, employees representatives or controlling persons. Subscriber agrees that the foregoing release and waiver is given freely and after obtaining independent legal advice and understands such release and waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law.

(d) Each of the Company, Commitment Party and Subscriber is irrevocably authorized to produce this Note Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) Each party hereto shall pay all of its own expenses in connection with this Note Subscription Agreement and the transactions contemplated herein.

(f) Neither this Note Subscription Agreement nor any rights that may accrue to Commitment Party hereunder (other than the Commitment Shares and the rights set forth in Section 6) may be transferred or assigned by Commitment Party. Neither this Note Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) acquired hereunder and the rights set forth in Section 6) may be transferred or assigned by Subscriber. Neither this Note Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company without the prior written consent of Commitment Party and Subscriber. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Note Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and Commitment Party or, with the Company and Commitment Party’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

(g) All the agreements, representations and warranties made by each party hereto in this Note Subscription Agreement shall survive the Subscription Closings.

(h) The Company may request from each of Commitment Party and Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of such party to acquire the Subscribed Notes or the Incentive Shares and to register the Incentive Shares and/or the Underlying Shares (if any) for resale, and such party shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Commitment Party or Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Each of Commitment Party and Subscriber acknowledges that the Company may file a form of this Note Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

(i) This Note Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(j) This Note Subscription Agreement, together with the form of Terms and Conditions attached hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Note Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 4, Section 5, Section 6, Section 7, Section 8(b), Section 8(d), Section 8(f), Section 8(i) and this Section 7(k) with respect to the persons specifically referenced therein, this Note Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Note Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Note Subscription Agreement and to enforce specifically the terms and provisions of this Note Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Note Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(l) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(m) If any provision of this Note Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Note Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n) No failure or delay by a party hereto in exercising any right, power or remedy under this Note Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Note Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Note Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o) This Note Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p) This Note Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(q) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS NOTE SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS NOTE SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE SUBSCRIPTION AGREEMENT.

(r) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Note Subscription Agreement must be brought exclusively in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Note Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Note Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s) This Note Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Note Subscription Agreement, or the negotiation, execution or performance of this Note Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto.

(t) The Company shall, by 9:00 a.m., New York City time, on the second (2nd) Business Day immediately following the date of this Note Subscription Agreement, file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of this Note Subscription Agreement and the transactions contemplated hereby, and any other material, nonpublic information that the Company has provided to Commitment Party or Subscriber or any of Commitment Party or Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document and including as exhibits to the Disclosure Document, the form of this Note Subscription Agreement (without redaction). To the Company’s knowledge, Commitment Party and Subscriber’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company or any of its affiliates, officers, directors, or employees or agents, and Commitment Party and Subscriber shall no longer be subject to any confidentiality or similar obligations under any agreement, whether written or oral, with the Company, Commitment Party, or any of their respective affiliates. Notwithstanding anything in this Note Subscription Agreement to the contrary, the Company (i) shall not publicly disclose the name of Commitment Party or Subscriber or any of their affiliates or advisers, or include the name of Commitment Party or Subscriber or any of their affiliates or advisers in any press release, without the prior written consent of Commitment Party or Subscriber, as applicable, and (ii) shall not publicly disclose the name of Commitment Party or Subscriber or any of their affiliates or advisers, or include the name of Commitment Party or Subscriber or any of their affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Commitment Party or Subscriber, as applicable, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), the Company shall provide Commitment Party or Subscriber, as applicable, with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Commitment Party or Subscriber, as applicable, regarding such disclosure.

(u) If any change in the Ordinary Shares shall occur between the date of this Note Subscription Agreement and the Subscription Closing by reason of any reclassification, recapitalization, stock split, reverse stock split, combination, exchange, or readjustment of shares, or any stock dividend, the number of Subscribed Notes, the Commitment Shares issued to Commitment Party hereunder shall be appropriately adjusted to reflect such change and the Subscriber Shares and the Underlying Shares (if any) issued to Subscriber hereunder shall be appropriately adjusted to reflect such change.

(v) The obligations of Commitment Party and Subscriber under this Note Subscription Agreement are several and not joint with the obligations of each other, and Commitment Party and Subscriber shall not be responsible in any way for the performance of the obligations of each other under this Note Subscription Agreement. The decision of Subscriber to purchase the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) pursuant to this Note Subscription Agreement has been made by Subscriber independently of any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its affiliates or subsidiaries which may have been made or given by any investor or by any agent or employee of any investor, and neither Subscriber nor any of its agents or employees shall have any liability to any investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Note Subscription Agreement. Subscriber acknowledges that no person has acted as agent for Subscriber in connection with making its investment hereunder and no person will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) or enforcing its rights under this Note Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Note Subscription Agreement, and it shall not be necessary for any investor to be joined as an additional party in any proceeding for such purpose.

(w) The headings herein are for convenience only, do not constitute a part of this Note Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Note Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Note Subscription Agreement, (ii) each accounting term not otherwise defined in this Note Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Note Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(x) The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Note Subscription Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has accepted this Note Subscription Agreement as of the date first set forth above.

MARTI TECHNOLOGIES, INC.

By:	/s/ Cankut Durgun
Name:	Cankut Durgun
Title:	President and Director

Address for Notices:

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

with a copy (not to constitute notice) to:

Latham & Watkins LLP
1271 Sixth Avenue
New York, New York 10020

[Signature Page to Note Subscription Agreement]

IN WITNESS WHEREOF, Commitment Party has executed or caused this Note Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

CALLAWAY CAPITAL MANAGEMENT, LLC

By:	/s/ Daniel Freifeld
	Name:	Daniel Freifeld
	Title:	Managing Member

[Signature Page to Note Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Note Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

Farragut Square Global Master Fund, LP

By:	/s/ Daniel Freifeld
	Name:	Daniel Freifeld
	Title:	Managing Member, General Partner

[Signature Page to Note Subscription Agreement]

Schedule 1

Subscriber	Farragut Square Global Master Fund, LP or Callaway Capital Management, LLC
Commitment Party	Callaway Capital Management, LLC

subscrIBER Shares to be issues for subscribed notes:

For each Subscriber	A number of Subscriber Shares equal to the product of (x) 100,000 and (y) (1) the principal amount of Subscribed Notes purchased by such Subscriber divided by (2) $1,000,000 and rounded down to the nearest whole number

UPON THE EXECUTION OF THE note SUBSCRIPTION agreement:

Subscriber	Subscriber Shares
Callaway Capital Management, LLC	5,000,000 Commitment Shares

Upon Satisfaction of each commitment amount:

For Subscribed Notes During the Following Intervals	Commitment Shares to be issued to Commitment Party
October 31, 2025 – June 30, 2026	A number of Commitment Shares equal to the product of (x) 50,000 and (y) (1) the principal amount of Subscribed Notes purchased by any Subscriber during the interval denoted in the left column divided by (2) $1,000,000 and rounded down to the nearest whole number, subject to a maximum cap of 1,500,000 Commitment Shares for such interval denoted in the left column.
July 1, 2026 – December 31, 2026	A number of Commitment Shares equal to the product of (x) 50,000 and (y) (1) the principal amount of Subscribed Notes purchased by any Subscriber during the interval denoted in the left column divided by (2) $1,000,000 and rounded down to the nearest whole number, subject to a maximum cap of 1,000,000 Commitment Shares for such interval.
January 1, 2027 – June 30, 2027	A number of Commitment Shares equal to the product of (x) 50,000 and (y) (1) the principal amount of Subscribed Notes purchased by any Subscriber during the interval denoted in the left column divided by (2) $1,000,000 and rounded down to the nearest whole number, subject to a maximum cap of 2,500,000 Commitment Shares for such interval.
July 1, 2027 – December 31, 2027	A number of Commitment Shares equal to the product of (x) 50,000 and (y) (1) the principal amount of Subscribed Notes purchased by any Subscriber during the interval denoted in the left column divided by (2) $1,000,000 and rounded down to the nearest whole number, subject to a maximum cap of 2,500,000 Commitment Shares for such interval.
January 1, 2028 – June 30, 2028	A number of Commitment Shares equal to the product of (x) 50,000 and (y) (1) the principal amount of Subscribed Notes purchased by any Subscriber during the interval denoted in the left column divided by (2) $1,000,000 and rounded down to the nearest whole number, subject to a maximum cap of 2,500,000 Commitment Shares for such interval.
July 1, 2028 – December 31, 2028	A number of Commitment Shares equal to the product of (x) 50,000 and (y) (1) the principal amount of Subscribed Notes purchased by any Subscriber during the interval denoted in the left column divided by (2) $1,000,000 and rounded down to the nearest whole number, subject to a maximum cap of 2,500,000 Commitment Shares for such interval.

EXHIBIT A

Form of Terms and Conditions of Notes

Terms And Conditions

of

11.00% Convertible Senior Secured Notes due 2029

of

Marti Technologies, Inc.

Exhibits
Exhibit A: Form of Note	A-1
Exhibit B-1: Form of Restricted Note Legend	B1-1
Exhibit C: Form of Transfer Certificate from Transferor	C-1
Exhibit D: Form of Transfer Certificate from Transferee	D-1

WHEREAS, pursuant to the Note Subscription Agreement to which these Terms and Conditions are attached, Marti Technologies, Inc., a Cayman Islands exempted company, as issuer (the “Company”) has agreed to issue a new class of its securities titled 11.00% Convertible Senior Secured Notes due 2029.

WHEREAS, the certificates representing the Notes will incorporate by reference these Terms and Conditions; and

WHEREAS, these Terms and Conditions establish the rights and obligations of the Company under, and the terms and conditions of, the Notes.

Article 1. Definitions; Rules of Construction

Section 1.01. Definitions.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to a minimum of $1.00 or any integral multiple of $1.00 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors, as now or hereafter in effect, or any successor statute.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity, whether or not such debt securities include any right of participation with such equity.

“Capitalized Lease Obligation” means any obligation under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, under GAAP, is or will be required to be capitalized on the books of the lessee, and, for purposes of these Terms and Conditions, the amount of any such obligation at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper maturing not more than 270 days after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit, maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof; and (g) in the case of any Subsidiary organized under Turkish law, instruments equivalent to those referred to in clauses (a) through (f) above denominated in Turkish lira and customarily used by corporations for cash management purposes in Turkey to the extent reasonably required in connection with any business conducted by such Subsidiary in Turkey.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” means the Issue Date Collateral, the Turkish Post-Closing Collateral and the Turkish Post-Closing US Collateral, in each case other than Excluded Assets.

“Collateral Agent” means Callaway Capital Management LLC and any successor thereto, as collateral agent for the Holders.

“Collateral Agreements” means the Security Agreements, the Intercreditor Agreement, and the other security agreements, pledge agreements, collateral assignments, deposit account control agreements, securities account control agreements, deeds of trust and similar and related agreements, including, without limitation, the Turkish Security Instruments, creating the security interest in the applicable Collateral, in each case, as amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms.

“Committed Equity Facility” means an equity facility pursuant to which a financial institution with an Investment Grade Rating commits, subject to the terms and conditions set forth therein, to purchase Common Share of the Company at the Company’s request from time to time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (i) to vote in the appointment or election of directors of such Person or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means the Class A ordinary shares, $0.0001 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of these Terms and Conditions and, subject to Article 6, its successors and assigns.

“Consolidated Total Assets” means the total assets of the Company and the Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied.

“Conversion Premium Threshold” means, initially, one hundred and seventy percent (170%) of the Conversion Price; provided that the Conversion Premium Threshold will decrease by five (5) percentage points per each six (6)-month period following the Issue Date.

“Conversion Price” means, as of any time, an amount per Common Share equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 190.4762 (the “Initial Conversion Rate”) Common Shares per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever these Terms and Conditions refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any Common Share issued or issuable upon conversion of any Note.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Share as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MRT <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Common Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Rate” means, at any time, the rate borne by the Notes at such time plus 2.00% per annum.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or any of its Subsidiaries in connection with an asset sale permitted by Section 3.14 that is designated as Designated Non-Cash Consideration in an Officer’s Certificate setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a plan of division, an issuance of Capital Stock, or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Effective date”, in relation to a share split or share consolidation, means the first date on which the Common Shares trade on the relevant stock exchange, regular way, reflecting the relevant share split or share consolidation, as applicable.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Share, the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Share under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) any “intent to use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and acceptance thereof by the United States Patent and Trademark Office, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark applications or any registration that may issue therefrom under applicable federal law, (b) any document, contract, license, franchise, agreement, instrument or chattel paper to which the Company or any Subsidiary is a party or any of its rights or interests thereunder (including, without limitation, rights of an obligor in any asset leased, licensed or otherwise acquired thereunder), if and for so long as the grant of such security interest or the assignment thereof shall either (1) constitute or result in a breach or right of termination in favor of any party pursuant to the terms of, or a default under, or is otherwise prohibited by the terms of any such document, contract, license, franchise, agreement, instrument or chattel paper due to an enforceable provision containing a restriction on assignment, transfer, pledge, hypothecation or the grant of a security interest thereunder or any other applicable law (including Bankruptcy Law or principles of equity) or (2) require governmental consent, approval, license or authorization, in each case other than to the extent (x) such restriction is incurred in contemplation of these Terms and Conditions or (y) such prohibition or limitation on possessing a security interest therein is rendered ineffective under the UCC or other applicable requirements of law notwithstanding such prohibition or limitation; provided that the foregoing exclusion shall not apply if such prohibition has been waived by the other party to such document, contract, license, franchise, agreement, instrument or chattel paper or the other party to such document, contract, license, franchise, agreement, instrument or chattel paper has otherwise consented to the creation hereunder of a security interest in such document, contract, license, franchise, agreement, instrument or chattel paper; provided, further, that immediately upon the ineffectiveness or lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all its rights, title and interests in and to such document, contract, license, franchise, agreement, instrument or chattel paper as if such provision had never been in effect; and provided, further, that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and to all rights, title and interests of the Company in or to any accounts, payment obligations or other rights to receive monies due or to become due under any such document, contract, license, franchise, agreement, instrument or chattel paper and in any such monies and other proceeds of such document, contract, license, franchise, agreement, instrument or chattel paper; (c) equipment and other assets that are subject to a Lien securing a Capitalized Lease Obligation, Purchase Money Obligation or Qualified Asset Financing Facilities but only if the underlying contract or other agreement prohibits or restricts the creation of any other Lien on such equipment or other assets (including any requirement to obtain the consent of a third party) (unless such consent has been obtained) or the granting of a Lien on such assets to secure the Notes would trigger the termination (or a right of termination) of any such Capitalized Lease Obligation, Purchase Money Obligation or Qualified Asset Financing Facilities, except to the extent such prohibition or restriction is ineffective under applicable law or was entered into in contemplation of these Terms and Conditions; (d) any fee owned real property and any leasehold rights and interest in real property; (e) commercial tort claims where the amount of damages claimed is less than $5,000,000, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement (or equivalent filing in any jurisdiction); (f) any property or assets to the extent the creation or perfection of pledges thereof, or security interests therein, could reasonably be expected to result in material adverse tax consequences or material adverse regulatory consequences to the Company or any of its Subsidiaries as reasonably determined by the Company with the consent of the Collateral Agent (such consent not to be unreasonably withheld); (g) any other property of the Company and its Subsidiaries (other than the Turkish Post-Closing Collateral) located in Turkey to the extent agreed in writing (including by email), on or prior to the date that is 120 days after the Issue Date (or such later date as the Collateral Agent may agree in its sole discretion), by the Collateral Agent and the Company acting reasonably and in good faith and (h) any property or assets securing the PFG Debt as of the date hereof; provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (h) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (h)).

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Freely Tradable” means, with respect to any security of the Company, that such security would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time).

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than thirty-five percent (35%) of the voting power of all of the Common Shares.

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries that has provided a guarantee of the Company’s obligations in respect of the Note Subscription Agreement, these Terms and Conditions and the Notes; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Shares are exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Share (or other successor common stock underlying the Notes) ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Shares (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Share Change Event whose Reference Property consists of such consideration.

If any transaction in which the Common Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Conversion Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso to the immediately preceding paragraph, following the effective date of such transaction), references to the Company for purposes of this definition of “Fundamental Change” shall instead be references to such other entity.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Guarantees” means, collectively, the Issue Date Guarantees and the Turkish Guarantees.

“Guarantor” means each Person that is or becomes party to a Guarantee in accordance with the provisions of these Terms and Conditions and its respective successors and assigns.

“Holder” means a person in whose name a Note is registered.

“Indebtedness” of any Person, means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or upon which interest payments are customarily made, (c) all obligations of such Person for the deferred purchase price of property or services already received, (d) all guarantee obligations by such Person of Indebtedness of others, (e) all obligations of the type referred to in this definition of another Person secured by a Lien on any property or asset owned by such Person (whether or not such obligation is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the fair market value of such property or asset at the applicable date of determination and (ii) the amount of such obligation so secured, (f) all Capitalized Lease Obligations of such Person, (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit and (ii) in respect of bankers’ acceptances, surety bonds or similar facilities to the extent drawn and (h) obligations under hedging arrangements of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof (or provides for reimbursement to such Person).

“Indenture” means that certain Indenture, dated as of July 10, 2023, as amended by that certain First Supplemental Indenture, dated April 17, 2025, among the Company and U.S. Bank Trust Company, National Association, as trustee and as collateral agent, relating to the Company’s 15.00% Convertible Senior Notes due 2028, as further amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of May 14, 2025, by and among the Collateral Agent, the collateral agent under the Indenture and acknowledged by the Company and each of the other grantors party thereto, as amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms.

“Interest Payment Date” means, with respect to a Note, each April 30 and October 30 of each year, commencing on April 30, 2026 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Investment Grade Rating” means a rating equal to or higher than (x) in the case of Moody’s, Baa3 (or the equivalent), (y) in the case of S&P, BBB- (or the equivalent) and (z) in the case of any other Rating Agency, the equivalent rating by such Rating Agency to the ratings described in clause (x) and (y).

“Issue Date” means a date mutually agreed by the Company and the Collateral Agent.

“Issue Date Collateral” means all property of the Company and its Subsidiaries (other than Erser Gida Hafriyat Nakliyat Insaat Turizm Sanayi Ltd Sti.), other than the Turkish Post-Closing Collateral, the Turkish Post-Closing US Collateral and the Excluded Assets.

“Issue Date Guarantees” means, collectively, the guarantees provided by any Subsidiary of the Company on the Issue Date (other than Turkish Guarantees).

“Last Original Issue Date” means (A) with respect to any Notes issued pursuant to these Terms and Conditions, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, the date such Notes are originally issued.

“Last Reported Sale Price” of the Common Share for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Share on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are then listed. If the Common Shares are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Common Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Common Share on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“Lien” means, with respect to any asset or right, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset or right and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or right.

“Liquidity” means, as of any date of determination, (x) the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and any of its Subsidiaries who have provided a guarantee of the Company’s obligations in respect of the Note Subscription Agreement, these Terms and Conditions and the Notes at such date and (b) the aggregate amount of any available unused commitments under any Committed Equity Facility less (y) the aggregate amount of principal and interest payments required to be made within 12 months of such date in respect of any Indebtedness of the Company or any of its Subsidiaries.

The “Liquidity Conditions” with respect to the Redemption of any Notes will be satisfied if each of the following has been satisfied as of the Redemption Notice Date for such Redemption and is reasonably expected to continue to be satisfied through at least the thirtieth (30th) calendar day after the Redemption Date for such Redemption: (A) the Company has satisfied the reporting conditions (including, for the avoidance of doubt, the requirement for current Form 10 information) set forth in Rule 144(c) and (i)(2) under the Securities Act; and (B) the Common Shares issued or issuable upon conversion of the Notes are Freely Tradable.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(G); provided, however, that, subject to Section 4.03(J), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Provisional Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A) in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); and

(B) in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed, pursuant to Section 4.03(J), to be called) for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Shares are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Share or in any options contracts or futures contracts relating to the Common Share.

“Maturity Date” means October 30, 2029.

“April 2025 Notes” means the Company’s 12.50% Convertible Senior Secured Notes due 2029 in an aggregate principal amount of up to $23,000,000, to be issued from time to time pursuant to the note subscription agreement (the “12.50% Note Subscription Agreement”), dated as of the date specified therein.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Recourse Debt” means (i) any non-recourse indebtedness for borrowed money (it being understood and agreed that limited recourse provisions in respect of the applicable financing assets, transaction structure or that otherwise are customary in transactions in which the primary recourse is to financing assets shall not cause indebtedness that is otherwise non-recourse indebtedness to constitute recourse indebtedness) or (ii) indebtedness of the Company’s Subsidiaries if such Subsidiaries are special purpose entities that serve as a vehicle to obtain financing that is otherwise non-recourse to the Company and the Company’s other non-special purpose entity Subsidiaries (it being understood and agreed that limited recourse provisions in respect of the applicable financing assets, transaction structure or that otherwise are customary in transactions in which the primary recourse is to financing assets shall not cause indebtedness that is otherwise non-recourse indebtedness to constitute recourse indebtedness).

“Notes” means the 11.00% Convertible Senior Secured Notes due 2029 issued by the Company and having the terms set forth in these Terms and Conditions and the “principal amount” of the Notes shall include any increase in the principal amount thereof as a result of any payment of PIK Interest.

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary, any assistant Secretary or any Vice President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Redemption Trigger” means the lesser of (A) the Stock Price Threshold and (B) the Conversion Premium Threshold; provided that in no event will the Optional Redemption Trigger be less than the Optional Redemption Trigger Floor.

“Optional Redemption Trigger Floor” means the greater of (a) $15.25 and (b) one hundred and fifty-five percent (155%) of the Conversion Price.

“Person” or “person” means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under these Terms and Conditions.

“Permitted Liens” means the following types of Liens:

(A) Liens on, and pledges of, the equity interests of any Subsidiary of the Company or any joint venture owned by the Company or any Subsidiary of the Company, in each case, to the extent securing Non-Recourse Debt of such Subsidiary or joint venture that is expressly permitted pursuant to Section 3.09 of these Terms and Conditions;

(B) Liens securing Capitalized Lease Obligations, Purchase Money Obligations and Qualified Asset Financing Facilities of the Company or any Subsidiary of the Company, in each case, to the extent expressly permitted pursuant to Section 3.09 of these Terms and Conditions; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) other than in the case of Qualified Asset Financing Facilities, the Indebtedness secured thereby does not exceed, at any time, the lesser of the cost or fair market value of the property secured by such Lien;

(C) Liens securing the obligations in respect of the Note Subscription Agreement, these Terms and Conditions, the Notes, and the Collateral Agreements, including those that are for the benefit of the Collateral Agent;

(D) Liens in existence on the Issue Date and listed on Schedule 3.09, and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Issue Date (minus the aggregate amount of any permanent repayments and prepayments thereof since the Issue Date but only to the extent that such repayments and prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or a portion of such Indebtedness) and (ii) does not encumber any property other than the property subject thereto on the Issue Date (plus improvements and accessions to such property);

(E) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings diligently conducted; provided that adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, in conformity with GAAP;

(F) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days (or, if more than 30 days overdue, that are unfiled and no other action has been taken to enforce such Lien) or that are being contested in good faith by appropriate proceedings diligently conducted; provided that adequate reserves with respect thereto are maintained on the books of the Company or the applicable Subsidiary, in conformity with GAAP;

(G) pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries;

(H) deposits and other Liens to secure the performance of bids, trade contracts, governmental contracts and other similar contracts (other than Indebtedness for borrowed money), leases (other than capital leases), subleases, statutory obligations, surety, stay, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(I) Liens arising by law or contract on insurance policies and proceeds thereof securing premiums thereunder;

(J) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by the Company or any of its Subsidiaries in the ordinary course of its business which do not materially interfere with the ordinary conduct of the business of the Company or such Subsidiary and covering only the assets so leased or licensed;

(K) Liens on equipment arising from precautionary UCC financing statements regarding operating leases of equipment;

(L) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(M) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company and its Subsidiaries in the ordinary course of business permitted by these Terms and Conditions;

(N) (i) Liens that are contractual or common law rights of set-off relating to (A) the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance or incurrence of Indebtedness or (B) pooled deposit or sweep accounts of the Company and any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries and (ii) other Liens securing cash management obligations (that do not constitute Indebtedness) in the ordinary course of business;

(O) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the course of collection;

(P) judgment Liens in respect of judgments not constituting an Event of Default under Section 7.01(A)(x) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgments, decrees or orders shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(Q) Liens securing PFG Debt;

(R) Liens securing the obligations in respect of the Company’s 15.00% Convertible Senior Notes due 2028, the Indenture and any related security agreements and any other related collateral documents; provided that such Liens are subject to the Intercreditor Agreement; and

(S) Liens securing the obligations in respect of the April 2025 Notes, the 12.50% Note Subscription Agreement, any related security agreements and any other related collateral documents; provided that such Liens are subject to the Intercreditor Agreement.

“PFG Debt” means Indebtedness incurred pursuant to that certain Loan and Security Agreement, dated as of January 20, 2021, by and among Marti Technologies I Inc. (f/k/a Marti Technologies Inc.), a Delaware corporation, Martı İleri Teknoloji A.Ş and Partners for Growth VI, L.P., a Delaware limited partnership, as may be amended, restated, amended and restated or otherwise modified in accordance with its terms from time to time.

“Physical Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company.

“PIK Interest” means payment of interest in kind (rounded up to the nearest $1.00) through an increase in the principal amount of the outstanding Notes.

“Provisional Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03(B).

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capitalized Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets, in each case, within 180 days of such acquisition, installation, construction or improvement.

“Qualified Assets” means scooters, ebikes, mopeds, ecars or other vehicles and proceeds thereof.

“Qualified Asset Financing Facility” means any transaction or series of transactions entered into by the Company or any Qualified Asset Financing Subsidiary pursuant to which the Company or such Subsidiary, as the case may be, grants a Lien in such Qualified Assets and which finances the acquisition of such Qualified Assets that complies with the following criteria:

(i)	such Qualified Asset Financing Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate fair and reasonable to the Company and the related Qualified Asset Financing Subsidiary;

(ii)	the principal amount of Indebtedness at any time outstanding under such Qualified Asset Financing Facility shall not exceed 104% of the depreciated cost of the Qualified Assets subject to such Qualified Asset Financing Facility; and

(iii)	the financing terms, covenants, termination events and other provisions shall be market terms.

“Qualified Asset Financing Subsidiary” shall mean a Subsidiary of the Company that (i) engages in no other activities other than the purchase or acquisition of Qualified Assets for the limited purpose of effecting one or more Qualified Asset Financing Facility and related activities, (ii) does not have any Indebtedness that is guaranteed by or otherwise recourse to the Company or any other Subsidiary or any of their respective assets or properties, (iii) is not party to any contracts, agreements, arrangements or understanding with the Company or any of its Subsidiaries other than on terms that are no less favorable to the Company or such Subsidiary than those that might be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, and (iv) with respect to which none of the Company or any of its Subsidiaries has any obligation to maintain such Person’s financial condition or cause such entity to achieve any specified level of operating results.

“Rating Agency” means Moody’s, S&P or any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which Common Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption” means a Provisional Redemption.

“Redemption Date” means the date fixed, pursuant to Section 4.03(E), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(G).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(F).

“Reset Date” means the last day of each calendar month, commencing October 31, 2025 and ending December 31, 2026; provided that if any Reset Date would otherwise be a day that is not a Business Day, that Reset Date will be the immediately preceding Business Day.

“Reset Conversion Rate” means 1,000 divided by the product of (A) Reset Price and (B) 1.65.

“Reset Price” means, as of each Reset Date, an amount per Common Share equal to the greater of (x) $2.0606 and (y) the lesser of (i) the Reset Price with respect to the immediately prior Reset Date and (ii) the average of the Daily VWAPs over the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding such Reset Date; provided, however, that in no event will the Reset Price be greater than $3.1818.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on April 30, the immediately preceding April 15 (whether or not a Business Day); and (B) if such Interest Payment Date occurs on October 30, the immediately preceding October 15 (whether or not a Business Day).

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation, as the same may be amended from time to time.

“Regulation S Note” means (A) each Note that, on the original issue date thereof, was issued and sold in reliance on Regulation S, and each Note issued in exchange therefor or substitution thereof; and (B) each Regulation S Note issued pursuant to Section 1.01(A) in exchange for, or upon the transfer of, another Note, and each Note issued in exchange therefor or substitution thereof; provided, however, that a Note will cease to be a Regulation S Note when such Note is transferred to, or exchanged for, a Note that does not bear the Restricted Note Legend.

“Regulation S Physical Note” means a Physical Note that is a Regulation S Note.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means the Collateral Agent and the Holders.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Security Agreements” means, collectively, (a) that certain Pledge and Security Agreement, dated as of the Issue Date, by and among the Company and each of its Subsidiaries party thereto from time to time and the Collateral Agent (the “Issue Date Security Agreement”), and (b) that certain Pledge and Security Agreement, dated as of the Issue Date, by and among the Company and each of its Subsidiaries party thereto from time to time and the Collateral Agent (the “Additional Issue Date Security Agreement”), in each case, as amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms.

“Significant Subsidiary” of any Person means any Subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Shares receive only cash in consideration for their Common Shares in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per Common Share in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per Common Share for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Stock Price Threshold” means, initially, $17.50, subject to the same adjustments to the Conversion Rate pursuant to Article 5; provided that the Stock Price Threshold will decrease by $0.75 per each six (6)-month period following the Issue Date.

“Subordinated Indebtedness” means Indebtedness of the Company that is subordinated in right of payment to the obligations with respect to the Note Subscription Agreement, these Terms and Conditions and the Notes; provided that such Indebtedness shall (a) not provide for any scheduled amortization or mandatory prepayment of principal prior to the Stated Maturity thereof, (b) contain usual and customary subordination terms, and (c) specifically designate these Terms and Conditions and all obligations in respect of the Note Subscription Agreement, these Terms and Conditions and the Notes as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (b) of this definition specifically refer to such Indebtedness as being subordinated to the obligations in respect of the Note Subscription Agreement, these Terms and Conditions and the Notes pursuant to such subordination terms.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Terms and Conditions” means these Terms and Conditions.

“Trading Day” means any day on which (A) trading in the Common Share generally occurs on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded; and (B) there is no Market Disruption Event. If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

“Turkish Guarantees” means, collectively, the guaranties provided by any Subsidiary of the Company organized in the country of Turkey.

“Turkish Post-Closing Collateral” means all of the following property, in each case, located in Turkey and now owned or at any time hereafter acquired by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries (in each case, other than Erser Gida Hafriyat Nakliyat Insaat Turizm Sanayi Ltd Sti.) now has or at any time in the future may acquire any right, title or interest:

(A) all Documents (as defined in the Issue Date Security Agreement or the equivalent thereof under Turkish law);

(B) all General Intangibles (as defined in the Issue Date Security Agreement or the equivalent thereof under Turkish law);

(C) all Intellectual Property (as defined in the Issue Date Security Agreement or the equivalent thereof under Turkish law);

(D) all Investment Property (as defined in the Issue Date Security Agreement or the equivalent thereof under Turkish law);

(E) all Accounts (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(F) all Chattel Paper (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(G) all Deposit Accounts (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(H) all Equipment (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(I) all Instruments (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(J) all Insurance (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(K) all Inventory (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(L) all Letter of Credit Rights (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(M) all Money (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(N) all Vehicles (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law);

(O) all Goods (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law) not otherwise described above;

(P) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(Q) all commercial tort claims now or hereafter described on Schedule 9 to the Additional Issue Date Security Agreement solely to the extent such claims have been filed in Turkey; and

(R) to the extent not otherwise included, all other property of the Company or such Subsidiary and all Proceeds (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law), products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations (as defined in the Additional Issue Date Security Agreement or the equivalent thereof under Turkish law) and guarantees given by any Person with respect to any of the foregoing;

in each case other than (i) any Excluded Assets and (ii) solely to the extent required to avoid impairment of such Subsidiary’s business ability to operate under Turkish law, any books, records, ledger cards, files and correspondence that, pursuant to applicable laws, are required to be maintained by any Subsidiary of the Company in Turkey.

“Turkish Post-Closing US Collateral” means all property of each Guarantor organized under Turkish law over which a lien is granted under the Security Agreements, other than, for the avoidance of doubt, the Excluded Assets.

“Turkish Security Instruments” means those documents, instruments, filings, registrations and other means necessary under Turkish law to create and/or perfect a valid and perfected first priority Lien, subject only to Permitted Liens, in respect of the Turkish Post-Closing Collateral and any other Turkish law document entered into by the Company or any of its Subsidiaries creating a Lien over all or any part of its assets that constitute Turkish Post-Closing Collateral to secure the obligations of the Company under the Note Subscription Agreement, these Terms and Conditions and the Notes.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“United States Government” means the federal government of the United States of America.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Share or in any options contracts or futures contracts relating to the Common Share, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Share generally occurs on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Shares”	5.07(A)
“Attribution Parties”	5.01(D)
“Beneficial Ownership Limitation”	5.01(D)
“Business Combination Event”	6.01
“Common Share Change Event”	5.09(A)
“Conversion Consideration”	5.03(A)
“Conversion Notice”	5.01(D)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(B)(v)
“Expiration Time”	5.05(B)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Initial Notes”	2.03(A)
“Partial Redemption Limitation”	4.03(C)
“Redemption Notice”	4.03(G)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registration Statement”	3.04
“Reporting Event of Default”	7.03(A)
“Specified Courts”	11.07
“Spin-Off”	5.05(B)(iii)(2)
“Spin-Off Valuation Period”	5.05(B)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Corporation”	(A) Section 6.01(A)
“Successor Person”	5.09(A)
“Tender/Exchange Offer Valuation Period”	5.05(B)(v)

Section 1.03. Rules of Construction.

For purposes of these Terms and Conditions:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof” and other words of similar import refer to these Terms and Conditions as a whole and not to any particular Article, Section or other subdivision of these Terms and Conditions, unless the context requires otherwise;

(H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I) the exhibits, schedules and other attachments to these Terms and Conditions are deemed to form part of these Terms and Conditions; and

(J) the term “interest,” when used with respect to a Note, includes any Default Interest, PIK Interest, Additional Interest and Special Interest, unless the context requires otherwise. Unless otherwise specified herein, the payment of accrued and unpaid “interest” shall be deemed to mean that such accrued and unpaid PIK Interest shall be paid in cash.

Article 2. The Notes

Section 2.01. Form, Dating and Denominations.

The Notes will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated as of the date specified therein.

The Notes will be issued in the form of Physical Notes.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

Section 2.02. Execution and Delivery.

At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is executed, the same or any other office at the Company.

Section 2.03. Initial Notes and Additional Notes.

(A) Initial Notes. On the Issue Date, there will be originally issued Notes, subject to the provisions of these Terms and Conditions (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in these Terms and Conditions as the “Initial Notes.”

(B) Additional Notes. Without the consent of any Holder, the Company may, subject to the provisions of these Terms and Conditions (including Section 2.02), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under these Terms and Conditions; provided, however, that any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company or its Subsidiaries) that are not fungible with other Notes issued under these Terms and Conditions for purposes of federal income tax or federal securities laws will be identified by a separate CUSIP number or by no CUSIP number.

Section 2.04. Method of Payment.

(A) [Reserved].

(B) Physical Notes. The Company will pay the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in these Terms and Conditions as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Company, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05. Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(A) Accrual of Interest. Each Note will accrue interest at the rate of eleven percent (11.00%) per annum (“Stated Interest”); provided that all interest shall be payable as PIK Interest, plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(F) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) The Company will pay PIK Interest on each applicable Interest Payment Date by adding the amount of such PIK Interest for the applicable period (rounded up to the nearest $1.00) to the aggregate principal amount of the outstanding Notes held by the Holders of record on the relevant Record Date, as shown by the records of the register of Holders.

(C) [Reserved].

(D) [Reserved].

(E) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in these Terms and Conditions, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the Default Rate, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid in cash on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(F) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in these Terms and Conditions is not a Business Day, then, notwithstanding anything to the contrary in these Terms and Conditions or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06. Register and Registered Holders.

(A) Register. The Company will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(B) Registered Holders. Only the Holder of a Note will have rights under the Notes and these Terms and Conditions as the owner of such Note.

Section 2.07. [Reserved].

Section 2.08. [Reserved].

Section 2.09. Legends.

(A) [Reserved].

(B) Restricted Note Legend. Subject to the other provisions of these Terms and Conditions,

(i) Each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii) If a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(B)(ii)), including pursuant to 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(C) Other Legends. A Note may bear any other legend or text, not inconsistent with these Terms and Conditions, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(D) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(E) Restricted Stock Legend.

(i) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii) Notwithstanding anything to the contrary in this Section 2.09(E), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10. Transfers and Exchanges; Certain Transfer Restrictions.

(A) Provisions Applicable to All Transfers and Exchanges.

(i) Generally. Subject to this Section 2.10, Physical Notes may be transferred or exchanged from time to time and the Company will record each such transfer or exchange in the Register.

(ii) Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with these Terms and Conditions will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under these Terms and Conditions, as such old Note or portion thereof, as applicable.

(iii) No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv) Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in these Terms and Conditions or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v) Reserved.

(vi) Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of these Terms and Conditions to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(viii) Interpretation. For the avoidance of doubt, and subject to the terms of these Terms and Conditions, as used in this Section 2.10, an “exchange” of a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Physical Note; and (y) if such Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Physical Note to be identified by an “unrestricted” CUSIP number.

(B) [Reserved].

(C) Transfers and Exchanges of Physical Notes.

(i) Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); and (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Company, together with any endorsements or transfer instruments reasonably required by the Company; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D) and Section 2.10(F).

(ii) Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of these Terms and Conditions to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1) such old Physical Note will be promptly cancelled;

(2) if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3) in the case of a transfer:

(a) [reserved];

(b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4) in the case of an exchange, the Company will issue, execute and deliver, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person,

then the Company may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company such certificates or other documentation or evidence as the Company may reasonably require for the Company to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws.

(E) Certain De-Legending Procedures. If a Holder of any Common Shares issued upon conversion of any Note, or in a global certificate representing any Common Shares issued upon conversion of any Note, transfers such share in compliance with Rule 144 and delivers to the Company a written request, certifying that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company, to reissue such share without a Restricted Stock Legend, then the Company will cause the same to occur (and, if applicable, cause such share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary), and will use its commercially reasonable efforts to cause such occurrence within two (2) Trading Days of such request.

(F) Restrictions Applicable to Transfers Between Regulation S Notes.

(i) Transfers to Which Restrictions Apply. The following transfer will not be effected unless the requirements set forth in Section 2.10(F)(ii) are satisfied with respect to such transfer: the transfer of a Physical Note to a Person who takes delivery thereof in the form of a Physical Note, which is a Regulation S Note; and

(ii) Requirements Applicable to Transfers. A transfer described in Section 2.10(F)(i) will not be effected unless:

(1) without limiting the generality of Section 2.10(D), such transferor delivers to the Company a certificate substantially in the form set forth in Exhibit C hereto, including the certification set forth in Item 3 thereof (if the transferee Note is a Regulation S Note), or, in lieu thereof, such other certifications or documentation substantially to the same effect as may be reasonably acceptable to the Company; and

(2) without limiting the generality of Section 2.10(D), such transferee Person delivers to the Company, if reasonably requested by the Company, a certificate substantially in the form set forth in Exhibit D hereto, or, in lieu thereof, such other certifications or documentation substantially to the same effect as may be reasonably acceptable to the Company.

(G) Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in these Terms and Conditions or the Notes, the Company will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

Section 2.11. Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(A) Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of these Terms and Conditions; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B) Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

Section 2.12. [Reserved.]

Section 2.13. Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company to protect the Company from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of these Terms and Conditions equally and ratably with all other Notes issued under these Terms and Conditions, whether or not the lost, destroyed or wrongfully taken Note will at any time be enforceable by anyone.

Section 2.14. [Reserved].

Section 2.15. [Reserved].

Section 2.16. Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or other action under these Terms and Conditions, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding.

Section 2.17. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under these Terms and Conditions as definitive Notes.

Section 2.18. Outstanding Notes.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated (giving effect to, and as increased by, any payment of PIK Interest made thereon by increasing the principal amount of the outstanding Notes by an amount equal to the PIK Interest payable, rounded up to the nearest $1.00), excluding those Notes (or portions thereof) that have theretofore been (i) paid in full (including upon conversion) in accordance with these Terms and Conditions; or (ii) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Company receives proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Company has paid the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date pursuant to these Terms and Conditions, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(F) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in these Terms and Conditions.

(D) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E) Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(F) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19. Repurchases by the Company.

The Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Article 3. Covenants

Section 3.01. Payment on Notes.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in these Terms and Conditions.

(B) Payment of Funds. Before 12:00 P.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will pay, or will cause there to be paid, cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date.

(C) PIK Interest. PIK Interest will be considered paid on the date due if on such date the Company has added the amount of such PIK Interest for the applicable period (rounded up to the nearest $1.00) to the principal amount of the outstanding Notes held by the Holders of record on the relevant Record Date.

Section 3.02. Exchange Act Reports.

Upon the request of any Holder, The Company will send to such Holder copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to such Holder any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holders at the time such report is so filed via the EDGAR system (or such successor).

Section 3.03. Rule 144A Information.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or Conversion Shares are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 3.04. Additional Interest.

(A) If (i) on any day occurring on or after the date that is eighteen (18) weeks after the Last Original Issue Date of any Note, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) the registration statement registering the resale of the Conversion Shares (if any) (the “Registration Statement”) is not declared effective by the date that is eighteen (18) weeks after the Last Original Issue Date of any Note, then Additional Interest will accrue on such Note for each day during such period which such failure is continuing or until such time the Registration Statement is declared effective, as applicable.

(B) Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the PIK Interest on such Note and will accrue at a rate per quarter equal to one percent (1.00%) of the principal amount thereof; provided, however, that in no event will Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K) pursuant to Section 3.04(A), together with any Special Interest that accrues as a result of the Company’s failure to comply with its reporting obligations as set forth in Section 7.03, accrue on any day on a Note at a combined rate per quarter that exceeds one percent (1.00%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.

(C) Notice of Accrual of Additional Interest. The Company will send notice to the Holder of each Note of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver a notice to the Holder of such Note stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment.

(D) Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.05. [Reserved].

Section 3.06. Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of these Terms and Conditions; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders or the Collateral Agent by these Terms and Conditions, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07. [Reserved].

Section 3.08. Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.09. Incurrence of Senior Indebtedness.

The Company and each of its Subsidiaries will not incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment or security to the Notes, other than (A) Non-Recourse Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (B) Capitalized Lease Obligations and/or Purchase Money Obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (C) Qualified Asset Financing Facilities and (D) PFG Debt in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that, in each case of clauses (A), (B), (C) and (D), such Indebtedness is provided by a non-Affiliate of the Company.

Section 3.10. Limitation on Liens.

The Company will not, nor will the Company permit any of its Subsidiaries to, create, assume or suffer to exist any Lien of any kind on any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries except (other than in the case of any books, records, ledger cards, files and correspondence that, pursuant to applicable laws, are required to be maintained by any Subsidiary of the Company in Turkey) for Permitted Liens.

Section 3.11. Collateral and Security.

(A) Collateral Agreements. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable shall be secured (in the case of the Turkish Post-Closing Collateral and the Turkish Post-Closing US Collateral, subject to the post-closing time period specified in clause (B) below) by a valid and perfected first priority security interest, subject only to Permitted Liens, in the Collateral as provided in the Collateral Agreements.

(B) Turkish Guarantees and Collateral. No later than the date that is 120 days after the Issue Date (or such later date as the Collateral Agent may agree in its sole discretion), the Collateral Agent shall have received (i) Turkish Guarantees from each Subsidiary of the Company organized under Turkish law (other than Erser Gida Hafriyat Nakliyat Insaat Turizm Sanayi Ltd Sti.), (ii) all Turkish Security Instruments in respect of the Turkish Post-Closing Collateral and (iii) joinders to the Security Agreements executed by each Subsidiary of the Company organized under Turkish law, in each case of clauses (i) and (ii), in form and substance substantially consistent with the corresponding documents delivered in connection with the Indenture.

(C) [Reserved].

(D) Future Guarantees and Collateral. If, after the Issue Date, the Company forms or acquires any new Subsidiary, or any Subsidiary that is not then a Guarantor guarantees or incurs any other Indebtedness, then, in each case, no later than thirty (30) days thereafter the Company shall cause such Subsidiary to execute and deliver to the Collateral Agent (i) a joinder to the applicable Guarantee pursuant to which such Subsidiary shall become a Guarantor on the same terms and conditions as the other Guarantors and (ii) any and all Collateral Agreements as may be necessary to cause its Issue Date Collateral to be added to the Collateral, and thereupon all provisions of these Terms and Conditions relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing any such joinder on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

(E) Recording. The Company shall, at its sole cost and expense, take or cause to be taken such actions as may be required by the Collateral Agreements, to perfect, maintain (with the priority required under the Collateral Agreements), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Collateral Agreements in favor of the Collateral Agent for the benefit of the Secured Parties as security for the obligations under the Note Subscription Agreement, these Terms and Conditions, the Notes and the Collateral Agreements, prior to the rights of all third Persons and subject to no other Liens, in each case other than Permitted Liens; provided that, notwithstanding anything to the contrary under these Terms and Conditions or any Collateral Agreement, the Company shall not be required (i) to perfect the security interests and/or Liens granted by the Collateral Agreements by any means other than by (1) filings pursuant to the UCC in the office of the secretary of state (or similar filing office) of the jurisdiction of incorporation or formation of the Company, (2) filings in United States government offices with respect to registered and applied for Intellectual Property arising under United States owned by the Company and (3) filing as and when required by the Turkish Security Instruments and (ii) to complete any filings or other action with respect to the perfection of the security interests, including of any intellectual property, created under the Collateral Agreements in any jurisdiction outside of the United States or Turkey. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to these Terms and Conditions, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(F) Further Assurances. Promptly following written request by the Collateral Agent which is received by the Company or any of its Subsidiaries, the Company and any its Subsidiaries will (1) correct any material defect or error that may be discovered in any Collateral Agreement or Guarantee or in the execution, acknowledgment, filing or recordation thereof, and (2) subject to any post-closing periods provided herein or therein, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as are necessary or that the Collateral Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Collateral Agreements and the Guarantees, (ii) maintain the validity and effectiveness of the Collateral Agreements, the Guarantees and the Liens, including the perfection thereof, intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Collateral Agent, for the benefit of the Secured Parties, the principle rights granted or now or hereafter intended to be granted to the Collateral Agent, for the benefit of the Secured Parties, under any Collateral Agreement to which the Company or any of its Subsidiaries is or is to be a party, in each case, with respect to such actions that are necessary or that the Collateral Agent determines are reasonable in order to achieve or maintain the benefit intended to be conferred by such Collateral in relation to the costs and other resources reasonably associated with such actions.

(G) Release of Collateral. Subject to the foregoing, Collateral may be released from the Liens created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided herein.

(H) Specified Releases of Collateral. Collateral shall be released from the Liens created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided in these Terms and Conditions. The Liens securing the Collateral shall be automatically released without the need for further action by any Person under any one or more of the following circumstances:

(i) in part, as to any property that is sold, transferred, disbursed or otherwise disposed of by the Company or any Guarantor in a transaction not prohibited by these Terms and Conditions at the time of such sale, transfer, disbursement or disposition;

(ii) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions in Section 8.02; and

(iii) in whole or in part, in accordance with the applicable provisions of the Intercreditor Agreement, and (y) in part, in accordance with the applicable provisions of the Collateral Agreements.

Upon receipt of an Officer’s Certificate confirming that all conditions precedent hereunder and under the Collateral Agreements have been satisfied and any instruments or releases reasonably requested and prepared by the Company, the Collateral Agent, without the consent of any Holder and at the expense of the Company, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Collateral Agreements of any Collateral permitted to be released pursuant to these Terms and Conditions and the Collateral Agreements.

(I) Release upon Satisfaction or Defeasance of all Secured Obligations. The Liens on all Collateral that secure the Notes shall be automatically terminated and released without the need for further action by any Person:

(i) upon payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest on the Notes (other than inchoate or contingent indemnification obligations for which no claim has been asserted).

Upon receipt of an Officer’s Certificate confirming that all conditions precedent hereunder and under the Collateral Agreements have been satisfied and any instruments of termination, satisfaction or release reasonably requested and prepared by the Company, the Collateral Agent, without the consent of any Holder and at the expense of the Company, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Collateral Agreements of any Collateral permitted to be released pursuant to these Terms and Conditions and the Collateral Agreements.

(J) Purchaser Protected. No purchaser or grantee of any property or rights purported to have been released from the Lien of the Collateral Agreements shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by these Terms and Conditions to be sold or otherwise disposed of by the Company or any Subsidiary be under any obligation to ascertain or inquire into the authority of the Company or such Subsidiary to make such sale or other disposition.

(K) Authorization of Actions to be Taken by Collateral Agent under the Collateral Agreements. Each Holder, by its acceptance of the Notes, appoints Callaway Capital Management LLC as Collateral Agent and consents to the terms of, directs and agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreement and the Collateral Agreements to which it is a party, and all agreements, documents and instruments incidental thereto, binding the Holders thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under these Terms and Conditions or the Collateral Agreements (unless agreed by the Collateral Agent in its sole discretion) and whenever reference is made in these Terms and Conditions to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression or satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood in all cases that the Collateral Agent shall not be required to make or give and shall be fully protected in not making or giving any determination, consent, approval, request or direction without the written direction of the Holders of at least 50.1% in aggregate principal amount of then outstanding Notes or the Company, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Further, the Collateral Agent shall be under no obligation to exercise any of its rights and powers under these Terms and Conditions at the request or direction of any Holders, unless such Holder shall have offered, and if requested, provided to the Collateral Agent security and indemnity satisfactory to the Collateral Agent against any loss, cost, liability or expense which might be incurred by the Collateral Agent in compliance with such direction or request and then only to the extent required by the terms. No provision of these Terms and Conditions or the Collateral Agreements shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in these Terms and Conditions or the Collateral Agreements, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient. So long as an Event of Default is not continuing, the Company may direct the Collateral Agent in writing in connection with any action required or permitted by these Terms and Conditions or the Collateral Agreements. During the continuance of an Event of Default, the requisite Holders pursuant to Section 7.06, may direct the Collateral Agent in connection with any action required or permitted by these Terms and Conditions or the Collateral Agreements. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from a Holder or the Company referring to these Terms and Conditions, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Holders of at least 50.1% in aggregate principal amount of then outstanding Notes subject to this Section 3.11.

(L) Authorization of Receipt of Funds by the Collateral Agent under the Collateral Agreements. Subject to the Intercreditor Agreement, the Collateral Agent is authorized to receive any funds for the benefit of itself and the Secured Parties distributed under the Collateral Agreements and, to the extent distributed in accordance with the terms of the Collateral Agreements, to make further distributions of such funds (to which the Holders are entitled under the Collateral Agreements) in accordance with these Terms and Conditions. Such funds may be held on deposit in accordance with these Terms and Conditions without investment prior to such distribution and the Collateral Agent will have no liability for interest or other compensation thereon. Without any limitation to any other rights or remedies of whatever kind or nature the Collateral Agent may have (whether under the Collateral Agreements, at law, in equity or otherwise), and notwithstanding anything herein to the contrary, the Collateral Agent may foreclose or otherwise enforce the Lien on the Collateral (or any portion thereof).

(M) Action by the Collateral Agent. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith and with reasonable care. The Collateral Agent shall not be responsible for (i) the existence, genuineness or value of any of the Collateral; (ii) the validity, perfection, priority or enforceability of the Liens intended to be created by these Terms and Conditions or the Collateral Agreements in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent (as determined by a final non-appealable order of a court of competent jurisdiction)); (iii) the sufficiency of the Collateral; (iv) the validity of the title of the Company to any of the Collateral; (v) insuring the Collateral; (vi) any action taken or omitted to be taken by it under or in connection with these Terms and Conditions or the Collateral Agreements or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction) or (vii) any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in these Terms and Conditions or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, these Terms and Conditions. The Company shall be responsible for the maintenance of the Collateral and for the payment of taxes, charges or assessments upon the Collateral. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created and described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under these Terms and Conditions or the Collateral Agreements) and such responsibility shall be solely that of the Company. The Collateral Agent shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, these Terms and Conditions or to inspect the properties, books, or records of the Company or any of its Affiliates.

(N) Compensation and Indemnity. The Company shall pay to the Collateral Agent from time to time compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of these Terms and Conditions, the Collateral Agreements and services hereunder. The Company shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and reasonable and documented out-of-pocket expenses incurred or made by it in connection with Collateral Agent’s duties under these Terms and Conditions and the Collateral Agreements, including the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel, except any disbursement, advance or expense as may be attributable to the Collateral Agent’s willful misconduct or gross negligence. The Company shall indemnify the Collateral Agent and any predecessor Collateral Agent and each of their agents, employees, officers and directors for, and hold them harmless against, any and all losses, liabilities, claims, damages or expenses (including the fees and expenses of counsel to the Collateral Agent and any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under these Terms and Conditions and the Collateral Agreements, including, without limitation (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company and (ii) the costs and expenses of enforcing these Terms and Conditions and the Collateral Agreements against the Company (including this Section 3.11) and defending itself against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability, claim, damage or expense shall have been determined by a court of competent jurisdiction to have been attributable to its willful misconduct or gross negligence. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is materially prejudiced thereby. At the Collateral Agent’s sole discretion, the Company shall defend any claim or threatened claim asserted against the Collateral Agent, with counsel reasonably satisfactory to the Collateral Agent, and the Collateral Agent shall cooperate in the defense at the Company’s expense. The Collateral Agent may have one separate U.S. counsel (and one separate foreign counsel in each applicable non-U.S. jurisdiction) and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. Notwithstanding any provision to the contrary contained elsewhere in these Terms and Conditions or the Collateral Agreements, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in these Terms and Conditions or the Collateral Agreements to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into these Terms and Conditions or the Collateral Agreements or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in these Terms and Conditions with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The obligations of the Company under this Section 3.11 shall survive the satisfaction and discharge of these Terms and Conditions and the resignation, removal or replacement of the Collateral Agent.

(O) Intercreditor Agreement. Notwithstanding anything in these Terms and Conditions, the Notes or any Collateral Agreement (other than the Intercreditor Agreement) to the contrary, it is hereby understood and agreed that (i) the Liens and security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Agreements and (ii) the exercise of any right or remedy by the Collateral Agent under the Note Subscription Agreement, these Terms and Conditions, the Notes or the Collateral Agreements and the application of any proceeds (including insurance and condemnation proceeds) of any Collateral, in each case, are subject to the limitations and provisions of the Intercreditor Agreement to the extent provided therein.

Section 3.12. [Reserved].

Section 3.13. Limitation on Restricted Payments.

(A) Without the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment, distribution or return of capital on account of the Company’s or such Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the holders of the Company’s or such Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock of the Company); or

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or such Subsidiaries) any Subordinated Indebtedness (it being understood that payments of regularly scheduled principal and interest shall be permitted) or Capital Stock of the Company or such Subsidiaries.

The payments and other actions set forth in the foregoing clauses (i) and (ii) are collectively referred to as “Restricted Payments”.

(B) The preceding provisions shall not prohibit:

(i) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company held by any present or former employee, director, officer or consultant  (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (and any successor plans and arrangements thereto) (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company in connection with any such repurchase, retirement or other acquisition), or any stock subscription or shareholder agreement; provided that (1) Restricted Payments made to any present employee and any present or former director, officer or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company shall be permitted solely to the extent (A) such Restricted Payment is offered to all shareholders of the Company on a pro rata basis and (B) there shall be a corresponding adjustment to the Conversion Price pursuant to Section 5.05; and (2) the aggregate amount of Restricted Payments made under this clause (i) shall not exceed in any calendar year $3,000,000 in the aggregate and, with respect to Restricted Payments made to any one of the foregoing persons in any calendar year, $500,000 individually; provided, further, that such amount in any calendar year shall be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock of the Company to current or former employees, directors or consultants of the Company or any of the Company’s Subsidiaries that occurs after the Issue Date plus (B) the cash proceeds of key man life insurance policies received by the Company or any of its Subsidiaries after the Issue Date less (C) the amount of any Restricted Payments made in any prior calendar year pursuant to clauses (A) and (B) of this clause (i);

(ii) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;

(iii) repurchases of Capital Stock deemed to occur in connection with the exercise (including by cashless exercise) or vesting of stock options or similar instruments, including to the extent necessary to pay withholding or similar taxes related to such exercise or vesting of stock options or similar instruments;

(iv) Restricted Payments paid solely in Capital Stock of the Company;

(v) the acquisition, redemption or retirement of Capital Stock in exchange for, or out of the proceeds of the substantially concurrent issuance of, Capital Stock of the Company; or

(vi) the redemption of any warrants of the Company pursuant to Article 6 of the Warrant Agreement, dated July 8, 2021, by and between Galata Acquisition Corp., a Cayman Islands exempted company, and Continental Stock Transfer & Trust Company.

The amount of all Restricted Payments (other than cash) shall be the fair market value (determined, for purposes of this Section 3.13, by the Company in good faith or, in the case of any asset(s) valued in excess of $5.0 million with respect to Restricted Payments, by the Board of Directors of the Company) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Notwithstanding anything in these Terms and Conditions to the contrary, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment (including payment of dividends, distributions or other payments) with respect to preferred stock of the Company or any of its Subsidiaries.

Section 3.14. Asset Sales.

The Company and each of its Subsidiaries will not Dispose of any asset, including any Capital Stock owned by it (other than to the Company or any Wholly Owned Subsidiary), unless (i) the Company and/or such Subsidiary, as the case may be, receives consideration at the time of such asset sale at least equal to the fair market value of the assets and property subject to such asset sale (such fair market value to be determined on the date of contractually agreeing to effect such asset sale) and (ii) at least 75% of the consideration paid to the Company and/or such Subsidiary from such asset sale is in the form of cash or Cash Equivalents; provided that the amount of any Designated Non-Cash Consideration received by the Company and/or such Subsidiary in such asset sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 3.14 that is at that time outstanding, not to exceed the greater of (x) seven million and five hundred thousand dollars ($7,500,000) and (y) an amount equal to 2.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for this purpose.

Article 4. Repurchase and Redemption

Section 4.01. No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to the first sentence of Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof.

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to 101% of the principal amount of such Note, plus 101% of the accrued and unpaid PIK Interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided that, for the avoidance of doubt, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the principal amount of such Note to be repurchased shall not be increased pursuant to Section 2.05(B) in respect of any accrued and unpaid PIK Interest accrued from the previous Interest Payment Date to, but excluding, such next Interest Payment Date.

(E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.02(D));

(vi) the name and address of the Company;

(vii) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with these Terms and Conditions.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Company:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note.

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law). Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination.

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Company will, if such Note is surrendered to the Company, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof.

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date such Note is delivered to the Company. For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered pursuant to the first sentence of this Section 4.02(G).

(H) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company, including with respect to price.

(I) No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Share Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued interest payable as part of the related Fundamental Change Repurchase Price); and (iii) the Company timely sends the notice relating to such Common Share Change Event required pursuant to Section 5.09(B) and includes, in such notice, the information set forth in clauses (i), (ii), (vi), (vii) and (x) of Section 4.02(E) and a statement that the Company is relying on this Section 4.02(I).

(J) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in these Terms and Conditions; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(K) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03. Right of the Company to Redeem the Notes.

(A) No Right to Redeem Before October 31, 2027. The Company may not redeem the Notes at its option at any time before October 31, 2027.

(B) Right to Redeem the Notes on or After October 31, 2027. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion (subject to the Partial Redemption Limitation described in Section 4.03(C)) in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after October 31, 2027 and before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (1) the Last Reported Sale Price per Common Share exceeds the Optional Redemption Trigger, in each case, on (x) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (y) the Trading Day immediately before such Redemption Notice Date and (2) the Liquidity Conditions have been satisfied. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.

(C) Partial Redemption Limitation. If the Company elects to redeem fewer than all of the outstanding Notes, at least fifty million dollars ($50,000,000) aggregate principal amount of Notes must be outstanding and not subject to Redemption as of the Redemption Notice Date for such Redemption (such requirement, the “Partial Redemption Limitation”).

(D) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to the first sentence of Section 4.03(F), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof.

(E) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(F) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, for the avoidance of doubt, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the principal amount of such Note to be redeemed shall not be increased pursuant to Section 2.05(B) in respect of any accrued and unpaid PIK Interest accrued from the previous Interest Payment Date to, but excluding such next Interest Payment Date.

(G) Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i) that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under these Terms and Conditions;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.03(F));

(iv) the name and address of the Company;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07).

(H) Selection and Conversion of Notes to Be Redeemed in Part.

(i) If less than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected as follows: pro rata, by lot or by such other method the Company considers fair and appropriate.

(ii) If only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(I) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.03(F) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

(J) Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note is reasonably not able to determine, before the Close of Business on the tenth (10th) calendar day immediately before the Redemption Date for such Redemption, whether such Note, is to be redeemed pursuant to such Redemption, then any conversion of such Note with a Conversion Date occurring on or before Business Day immediately before such Redemption Date will be deemed to be of a Note called for Provisional Redemption for purposes of this Section 4.03 and Section 5.07, and the definition of “Make-Whole Fundamental Change.”

Article 5. Conversion

Section 5.01. Right to Convert.

(A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B) Conversions in Part. Subject to the terms of these Terms and Conditions, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C) When Notes May Be Converted.

(i) Generally. A Holder may convert its Notes at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; provided that if a Holder elects to convert its Notes in an aggregate principal amount of less than five hundred thousand dollars ($500,000), then the Conversion Date for such Notes shall be the last Business Day of the calendar month in which the requirements set forth in Section 5.02(A) to convert such Notes are satisfied. Notwithstanding any earlier satisfaction of the requirements set forth in Section 5.02(A), the Conversion Date hereunder shall be the last Business Day of the calendar month in which the requirements set forth in Section 5.02(A) to convert such Notes are satisfied for all purposes.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in these Terms and Conditions or the Notes:

(1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(3) if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with these Terms and Conditions; and

(4) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with these Terms and Conditions (or a third party fails to make such payment in lieu of the Company in accordance with the provisions described in Section 4.02(H)).

(D) Beneficial Ownership Limitation. A Holder shall not have the right to convert any portion of its Notes, to the extent that, after giving effect to the conversion set forth on the applicable conversion notice (a “Conversion Notice”), such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of the Notes (or portion thereof) with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (i) conversion of the remaining, unconverted Notes beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Notes) beneficially owned by such Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 5.01(D), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 5.01(D) applies, the determination of whether the Notes are convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and the aggregate principal amount of Notes that are convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice shall be deemed to be such Holder’s determination of whether the Notes identified therein may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and the aggregate principal amount of Notes that are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 5.01(D), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder (which may be via email), the Company shall, within two Trading Days, confirm orally and in writing to such Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of the Notes (or portion thereof) held by the applicable Holder.  A Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5.01(D) applicable to its Notes provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of the Notes held by the Holder and the provisions of this Section 5.01(D) shall continue to apply.  Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company, and shall only apply to such Holder and no other Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.01(D) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Notes.

Section 5.02. Conversion Procedures.

(A) Generally.

(i) [Reserved].

(ii) Physical Notes. To convert all or a portion of a Physical Note, the Holder of such Note must (1) complete, manually sign and deliver to the Company the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Company (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company may require; and (4) pay any amounts due pursuant to Section 5.02(E).

(B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C) Holder of Record of Conversion Shares. The Person in whose name any Common Shares are issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(D) Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, the principal amount of such Note to be converted shall not be increased pursuant to Section 2.05(B) in respect of any accrued and unpaid PIK Interest accrued from the previous Interest Payment Date to, but excluding such Interest Payment Date; provided, however, that the principal amount of such Note to be converted shall be increased pursuant to Section 2.05(B) in respect of any accrued and unpaid PIK Interest accrued from the previous Interest Payment Date to, but excluding such Interest Payment Date (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date by increasing the principal amount of such Note to be converted by an amount equal to such interest that would have accrued on such Note. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the principal amount of such Note to be converted shall be increased pursuant to Section 2.05(B) in respect of any accrued and unpaid PIK Interest accrued from the previous Interest Payment Date to, but excluding, such Interest Payment Date.

(E) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Common Shares upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.

Section 5.03. Settlement Upon Conversion.

(A) Conversion Consideration.

(i) Generally. Subject to Sections 5.03(A)(ii) and 5.03(A)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be a number of Common Shares equal to the Conversion Rate in effect on the Conversion Date for such conversion:

(ii) Cash in Lieu of Fractional Shares. If the number of Common Shares deliverable pursuant to Section 5.03(A)(i) upon conversion of any Note is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Last Reported Sale Price per Common Share on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(B) Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(E) and 5.09, the Company will pay or issue, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(C) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 5.04. Reserve and Status of Common Share Issued Upon Conversion.

(A) Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding Common Shares that are not reserved for other purposes) a number of Common Shares as may from time to time be issuable upon conversion of the Notes in accordance with its terms and conditions, assuming the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07. To the extent the Company transfers Common Shares held in its treasury in settlement of the conversion of any Notes, each reference in these Terms and Conditions or the Notes to the issuance of Common Shares in connection therewith will be deemed to include such transfer, mutatis mutandis.

(B) Status of Conversion Shares; Listing. Each Conversion Share delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05. Adjustments to the Conversion Rate.

(A) On the Reset Date, the Conversion Rate will be reset to the Reset Conversion Rate.

(B) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely Common Shares as a dividend or distribution on all or substantially all Common Shares, or if the Company effects a share split or a share consolidation of the Common Share (in each case excluding an issuance solely pursuant to a Common Share Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split or a share consolidation, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0 =	the number of Common Shares outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, share split or a share consolidation; and

OS1 =	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or a share consolidation.

If any dividend, distribution, share split or a share consolidation of the type described in this Section 5.05(B)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or a share consolidation, to the Conversion Rate that would then be in effect had such dividend, distribution, share split or a share consolidation not been declared or announced.

(ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Shares, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(B)(iii)(1) and 5.05(G) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the date such distribution is announced, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS =	the number of Common Shares outstanding immediately before the Open of Business on such Ex-Dividend Date;

X =	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y =	a number of Common Shares obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that Common Shares are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of Common Shares actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(B)(ii), in determining whether any rights, options or warrants entitle holders of Common Shares to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Share, excluding:

(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(D)) pursuant to Section 5.05(B)(i) or 5.05(B)(ii);

(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(D)) pursuant to Section 5.05(B)(iv);

(w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(G);

(x) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(D)) pursuant to Section 5.05(B)(iii)(2);

(y) a distribution solely pursuant to a tender offer or exchange offer for Common Shares, as to which Section 5.05(B)(v) will apply; and

(z) a distribution solely pursuant to a Common Share Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP =	the average of the Last Reported Sale Prices per Common Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV =	the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per Common Share pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the Record Date for such distribution, at the same time and on the same terms as holders of Common Shares, and without having to convert its Notes, the amount and kind of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such Record Date, a number of Common Shares equal to the Conversion Rate in effect on such Record Date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

For purposes of this Section 5.05(B)(iii)(1) (and subject to Section 5.05(G)), rights, options or warrants distributed by the Company to all holders of the Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such Common Shares; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Shares, will be deemed not to have been distributed for purposes of this Section 5.05(B)(iii)(1) (and no adjustment to the Conversion Rate under this Section 5.05(B)(iii)(1) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants will be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate will be made pursuant to this Section 5.05(B)(iii)(1). If any such right, option or warrant, including any such existing rights, options or warrants distributed before the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event will be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case, the existing rights, options or warrants will be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate pursuant to this Section 5.05(B)(iii)(1) was made, (x) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (I) the Conversion Rate will be readjusted as if such rights, options or warrants had not been issued; and (II) the Conversion Rate will then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase; and (y) in the case of such rights, options or warrants that have expired or been terminated without exercise by any holders thereof, the Conversion Rate will be readjusted as if such rights, options and warrants had not been issued.

(2) Spin-Offs. If the Company distributes or dividends Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Shares (other than solely pursuant to (x) a Common Share Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for Common Shares, as to which Section 5.05(B)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV =	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Share in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per Common Share in such Spin-Off; and

SP =	the average of the Last Reported Sale Prices per Common Share for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(B)(iii)(2), if the Conversion Date for a Note to be converted occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(B)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Shares, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP =	the Last Reported Sale Price per Common Share on the Trading Day immediately before such Ex-Dividend Date; and

D =	the cash amount distributed per Common Share in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of Common Shares, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such Record Date, a number of Common Shares equal to the Conversion Rate in effect on such Record Date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the Last Reported Sale Price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC =	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid or payable for Common Shares purchased or exchanged in such tender or exchange offer;

OS0 =	the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of Common Shares outstanding immediately after the Expiration Time (excluding all Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP =	the average of the Last Reported Sale Prices per Common Share over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(B)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(B)(v), if the Conversion Date for a Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(C) No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a share split or share consolidation of the type set forth in Section 5.05(B)(i) or a tender or exchange offer of the type set forth in Section 5.05(B)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Shares, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of Common Shares equal to the product of (i) the Conversion Rate in effect on the related Record Date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of Common Shares for a purchase price that is less than the market price Common Share or less than the Conversion Price;

(2) the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any such plan;

(3) the issuance of any Common Shares or options or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) the issuance of any Common Shares pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5) solely a change in the par value of the Common Share; or

(6) accrued and unpaid interest on the Notes.

(D) If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in an aggregate change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of any Note; (iii) the effective date of a Fundamental Change or a Make-Whole Fundamental Change Effective Date and (iv) the date the Company calls any Notes for Redemption.

(E) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in these Terms and Conditions or the Notes, if:

(i) a Note is to be converted;

(ii) the Record Date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(iii) the Conversion Consideration due upon such conversion includes any whole Common Shares; and

(iv) such shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(F) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in these Terms and Conditions or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) a Note is to be converted;

(iii) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(iv) the Conversion Consideration due upon such conversion includes any whole Common Shares based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the Common Shares issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Common Shares had such shares been entitled to participate in such dividend or distribution.

(G) Stockholder Rights Plans. If any Common Shares are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under these Terms and Conditions upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Shares at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(B)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Shares, subject to potential readjustment in accordance with the last paragraph of Section 5.05(B)(iii)(1).

(H) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Share being less than the par value per share of Common Share.

(I) Equitable Adjustments to Prices. Whenever any provision of these Terms and Conditions requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs, over a span of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), the Company will make appropriate adjustments to such calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.

(J) Calculation of Number of Outstanding Shares of Common Share. For purposes of Section 5.05(A), the number of Common Shares outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares; and (ii) exclude Common Shares held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Common Shares held in its treasury).

(K) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a Common Share (with 5/100,000ths rounded upward).

(L) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. Voluntary Adjustments.

(A) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Shares or rights to purchase Common Shares as a result of any dividend or distribution of (or rights to acquire) Common Shares or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, at least fifteen (15) Business Days before such increase, the Company will send notice to each Holder of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07. Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(A) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) equal to zero.

For the avoidance of doubt, but subject to Section 4.03(J), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Provisional Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Provisional Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

(B) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).

(C) Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs pursuant to clause (A) of the definition thereof, then, promptly and in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company will notify the Holders of the occurrence of such Make-Whole Fundamental Change and of such Make-Whole Fundamental Change Effective Date, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 5.07 in connection with such Make-Whole Fundamental Change. The Company will notify the Holders of each Make-Whole Fundamental Change occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(G).

Section 5.08. Exchange in Lieu of Conversion.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A) no later than the Business Day immediately following such Conversion Date, the Company must deliver such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5; and

(B) such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 5.09. Effect of Common Share Change Event.

(A) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Share (other than (x) changes solely resulting from a subdivision or consolidation of the Common Share, (y) a change only in par value or from par value to no par value or no par value to par value and (z) share splits and share consolidations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than transfers to, from, between or among the Company and/or one or more Wholly Owned Subsidiaries that has provided a guarantee of the Company’s obligations in respect of the Note Subscription Agreement, these Terms and Conditions and the Notes; or

(iv) other similar event,

and, as a result of which, the Common Shares are converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Share Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Common Share would be entitled to receive on account of such Common Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in these Terms and Conditions or the Notes,

(1) from and after the effective time of such Common Share Change Event, (I) the Conversion Consideration due upon conversion of any Note, will be determined in the same manner as if each reference to any number of Common Shares in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03(B), each reference to any number of Common Shares in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; (III) for purposes of the definition of “Record Date,” the term “Common Share” will be deemed to refer to any class of securities forming part of such Reference Property; and (IV) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Share” and the Company’s “Common Equity” will be deemed to refer to the Common Equity (including depositary receipts representing Common Equity), if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Share Change Event no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Board of Directors of the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Common Share, by the holders of Common Shares. The Company will notify Holders of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Share Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Share Change Event (the “Successor Person”) will execute and deliver to the Holders such instrument(s) or other document(s) as may be necessary or reasonable to give effect to the provisions of this Section 5.09(A), including to (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such instrument(s) or other document(s) and the same will contain such additional provisions, if any, that the Company reasonably determines are appropriate to protect the interests of the Holders.

(B) Notice of Common Share Change Events. The Company will provide notice of each Common Share Change Event to Holders no later than the second (2nd) Business Day after the effective date of such Common Share Change Event.

(C) Compliance Covenant. The Company will not become a party to any Common Share Change Event unless its terms are consistent with this Section 5.09.

Article 6. Successors

Section 6.01. When the Company May Merge, Etc.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holders, at or before the effective time of such Business Combination Event, the appropriate instrument(s) or other document(s)) all of the Company’s obligations under the Note Subscription Agreement, these Terms and Conditions and the Notes; and

(B) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

Section 6.02. Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation will succeed to, and may exercise every right and power of, the Company under the Note Subscription Agreement, these Terms and Conditions and the Notes with the same effect as if such Successor Corporation had been named as the Company in the Note Subscription Agreement, these Terms and Conditions and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under the Note Subscription Agreement, these Terms and Conditions and the Notes.

Section 6.03. Exclusion for Certain Asset Transfers.

Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries that has provided a guarantee of the Company’s obligations in respect of the Note Subscription Agreement, these Terms and Conditions and the Notes and that is not effected by merger or consolidation.

Article 7. Defaults and Remedies

Section 7.01. Events of Default.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity, upon Redemption or upon Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii) a default for thirty (30) consecutive days in the payment of interest;

(iii) the Company’s failure to deliver, when required by these Terms and Conditions, a Fundamental Change Notice, or a notice pursuant to Section 5.07(C), if such failure is not cured within three (3) Business Days after its occurrence;

(iv) [Reserved].

(v) a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;

(vi) a default in the Company’s obligations under Article 6;

(vii) a default in any of the Company’s obligations or agreements under these Terms and Conditions or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv), (v) and (vi) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by any Holder, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(viii) a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed (other than Non-Recourse Debt) of at least one million dollars ($1,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal of or interest on such indebtedness when due and payable at its stated maturity or payment date, as applicable, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity,

(3) in each case where such default is not cured or waived within thirty (30) days after notice to the Company by any Holder;

(ix) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary;

(2) consents to the entry of an order for any such relief under clause (1) above against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property in such case or proceeding described under clause (1) or clause (2) above;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action to clauses (1) to (4) above under any applicable foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due;

(7) it meets any of the criteria for the insolvency and declaration of its bankruptcy specified by Turkish Execution and Bankruptcy Law or other applicable law of the Republic of Turkey (including Article 376 of the Turkish Commercial Code (Law No.6102) but only when the general assembly of shareholders and/or the board of directors of such Significant Subsidiary that has become has failed to take the necessary actions to remedy the insolvency (technical bankruptcy) situation; or

(8) it makes a general assignment of its assets for the benefit of its creditors including pursuant to Article 309(a) of the Turkish Execution and Bankruptcy Law.

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days;

(xi) (x) any material provision of these Terms and Conditions, any Guarantee, or any Collateral Agreement with respect to the Notes, at any time, (a) ceases to be in full force and effect for any reason other than in accordance with the terms of these Terms and Conditions, the Guarantees or the Collateral Agreements, as applicable, or (b) is declared invalid or unenforceable by a court of competent jurisdiction, (y) the Company or any Guarantor contests in writing the validity or enforceability of any material provision of these Terms and Conditions, any Guarantee, or any Collateral Agreement or (z) the Company or any Guarantor denies in writing that it has any further liability under these Terms and Conditions, any Guarantee or any Collateral Agreement or gives written notice to revoke or rescind such agreement or the perfected Liens created pursuant to the Collateral Agreements with respect to the Notes, other than in accordance with the terms of these Terms and Conditions, the Guarantees and the Collateral Agreements; or

(xii) any Collateral Agreement covering a material portion of the Collateral for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected first priority Lien on, and security interest in, any material Collateral covered thereby with respect to the Notes, subject to Permitted Liens, except to the extent that any such perfection or priority is not required pursuant to these Terms and Conditions, the Guarantees and the Collateral Agreements, as applicable, or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreements.

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. Acceleration.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then any Holder, by notice to the Company, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in these Terms and Conditions or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03. Sole Remedy for a Failure to Report.

(A) Generally. Notwithstanding anything to the contrary in these Terms and Conditions or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vii) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred and eighty first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the PIK Interest on such Note and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest payable at the Company’s election for its failure to comply with its reporting obligations as set forth in Section 3.02(A), together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K) pursuant to Section 3.04(A), accrue on any day on a Note at a combined rate per quarter that exceeds one percent (1.00%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) [Reserved].

(E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. [Reserved].

Section 7.05. Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (v) or (vii) of Section 7.01(A) (that, in the case of clause (vii) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders.

Article 8. [Reserved]

Article 9. [Reserved]

Article 10. [Reserved]

Article 11. Miscellaneous

Section 11.01. Notices.

Any notice or communication by the Company or the Collateral Agent to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

If to the Collateral Agent:

Callaway Capital Management, LLC

818 18th Ave S, Suite 925,

Nashville, TN, 37203

Attention: Daniel Freifeld

Email: dsf@callawaycap.com

The Company, the Collateral Agent or any Holder, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. The Company will record in the Register any such additional or different address provided by any Holder.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to these Terms and Conditions must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register. The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in these Terms and Conditions or the Notes, (A) whenever any provision of these Terms and Conditions requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of these Terms and Conditions requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 11.02. [Reserved].

Section 11.03. [Reserved].

Section 11.04. [Reserved].

Section 11.05. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under these Terms and Conditions or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.06. Governing Law; Waiver of Jury Trial.

THESE TERMS AND CONDITIONS AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THESE TERMS AND CONDITIONS OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE COLLATERAL AGENT AND THE HOLDERS OF THE NOTES BY THEIR ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THESE TERMS AND CONDITIONS, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THESE TERMS AND CONDITIONS OR THE NOTES.

Section 11.07. Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon these Terms and Conditions or the transactions contemplated by these Terms and Conditions may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. The Company irrevocably appoints Marti Technologies I Inc., as Delaware corporation, with an office at 3500 South DuPont Highway in the City of Dover, County of Kent, Delaware, 19901, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any proceeding. If for any reason such Person shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the United States. Nothing herein shall affect the right of the Collateral Agent or any Holder to serve process in any other manner permitted by law. Each of the Company, the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08. No Adverse Interpretation of Other Agreements.

Neither these Terms and Conditions nor the Notes may be used to interpret any indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret these Terms and Conditions or the Notes.

Section 11.09. Successors.

All agreements of the Company in the Notes pursuant to these Terms and Conditions will bind its successors. All agreements of the Collateral Agent in these Terms and Conditions or any Collateral Agreements will bind its successors.

Section 11.10. [Reserved].

Section 11.11. [Reserved].

Section 11.12. Calculations.

Except as otherwise provided in these Terms and Conditions, the Company will be responsible for making all calculations called for under these Terms and Conditions or the Notes, including determinations of the Last Reported Sale Price, the Conversion Premium Threshold, the Conversion Price, the Reset Price, the Stock Price Threshold, accrued interest on the Notes, any Additional Interest or Special Interest on the Notes and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to any Holder upon request.

Section 11.13. Severability.

If any provision of these Terms and Conditions or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of these Terms and Conditions or the Notes will not in any way be affected or impaired thereby.

Section 11.14. [Reserved].

Section 11.15. Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of these Terms and Conditions have been inserted for convenience of reference only, are not to be considered a part of these Terms and Conditions and will in no way modify or restrict any of the terms or provisions of these Terms and Conditions.

Section 11.16. Withholding Taxes.

Each Holder of a Note agrees that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Shares or sales proceeds received by, or other funds or assets of, such Holder.

[The Remainder of This Page Intentionally Left Blank]

EXHIBIT A

FORM OF NOTE

[Insert Restricted Note Legend, if applicable]

Marti Technologies, Inc.

11.00% Convertible Senior Secured Note due 2029

Certificate No. [___]

Marti Technologies, Inc., a Cayman Islands exempted company, for value received, promises to pay to [____], or its registered assigns, the principal sum of [___] dollars ($[___]) on October 30, 2029 and to pay interest thereon, as provided in the Terms and Conditions referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	April 30 and October 30 of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on April 30, 2026.

Regular Record Dates:	April 15 and October 15 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Marti Technologies, Inc. has caused this instrument to be duly executed as of the date set forth below.

Marti Technologies, Inc.

Date:	By:
Name:
Title:

Marti Technologies, Inc.

11.00% Convertible Senior Secured Note due 2029

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL OFFICER OF THE ISSUER, AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD. THE ADDRESS OF THE CHIEF FINANCIAL OFFICER OF THE ISSUER IS MASLAK MAH. BÜYÜKDERE CAD. NORAMIN İŞ MERKEZI 237/5 SARIYER, ISTANBUL, TURKEY.

This Note is one of a duly authorized issue of notes of Marti Technologies, Inc., a Cayman Islands exempted company (the “Company”), designated as its 11.00% Convertible Senior Secured Notes due 2029 (the “Notes”), having the terms and conditions set forth in those certain Terms and Conditions attached as Exhibit A to that certain Note Subscription Agreement, dated as of October 31, 2025, between the Company and the investor(s) named therein (such Terms and Conditions, in the form set forth in such Note Subscription Agreement, as the same may be amended or supplemented from time to time with the written consent of the registered holder hereof, the “Terms and Conditions”). Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Terms and Conditions.

The Terms and Conditions are incorporated by herein reference and form a part of this instrument with the same force and effect as if the Terms and Conditions were reproduced herein. The Terms and Conditions set forth the rights and obligations of the Company and the Holders and the terms of the Notes.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Terms and Conditions. Stated Interest on this Note will begin to accrue from, and including, [date].

2. Maturity. This Note will mature on October 30, 2029, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Terms and Conditions.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Terms and Conditions, the Holder of this Note may transfer or exchange this Note by presenting it to the Company and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Terms and Conditions.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Terms and Conditions.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Terms and Conditions.

9. When the Company May Merge, Etc. Article 6 of the Terms and Conditions places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Terms and Conditions.

11. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Terms and Conditions or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

12. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

13. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Terms and Conditions, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

CONVERSION NOTICE

Marti Technologies, Inc.

11.00% Convertible Senior Secured Notes due 2029

Subject to the terms of the Terms and Conditions, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by Certificate No.                                    .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Marti Technologies, Inc.

11.00% Convertible Senior Secured Notes due 2029

Subject to the terms of the Terms and Conditions, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by Certificate No.                        .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Company before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

ASSIGNMENT FORM

Marti Technologies, Inc.

11.00% Convertible Senior Secured Notes due 2029

Subject to the terms of the Terms and Conditions, the undersigned Holder of the Notes identified below assigns (check one):

☐	the entire principal amount of

☐	$ *aggregate principal amount of

the Notes identified by Certificate No.                       , and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 904 of Regulation S under the Securities Act.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature Guarantee Medallion Program)

By:
Authorized Signatory

Exhibit B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE (IF ANY) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR THEREOF OR OF A BENEFICIAL INTEREST HEREIN OR THEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) LOCATED OUTSIDE THE UNITED STATES AND IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF MARTI TECHNOLOGIES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE (IF ANY) OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR

(D)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS IT MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL OFFICER OF THE ISSUER, AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD. THE ADDRESS OF THE CHIEF FINANCIAL OFFICER OF THE ISSUER IS MASLAK MAH. BÜYÜKDERE CAD. NORAMIN İŞ MERKEZI 237/5 SARIYER, ISTANBUL, TURKEY.

B1-1

Exhibit C

FORM OF TRANSFER CERTIFICATE FROM TRANSFEROR

Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

Re:	11.00% Convertible Senior Secured Notes due 2029

Ladies and Gentlemen:

Reference is made to the 11.00% Convertible Senior Secured Notes due 2029 (the “Notes”) of Marti Technologies, Inc., a Cayman Islands exempted company (the “Company”), having the terms and conditions set forth in those certain Terms and Conditions attached as Exhibit A to that certain Note Subscription Agreement, dated as of October 31, 2025, between the Company and the investor(s) named therein (such Terms and Conditions, in the form set forth in such Note Subscription Agreement, as the same may be amended or supplemented from time to time with the written consent of the registered holder hereof, the “Terms and Conditions”). Capitalized terms used in this certificate without definition have the respective meanings ascribed to them in the Terms and Conditions.

The undersigned (the “Transferor”) owns and proposes to transfer (the “Transfer”) the following principal amount of the Transferor’s Physical Note identified in Annex A hereto:

$                                                            *

to:

(the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 904 of Regulation S, and the Transferor makes the representations set forth in Annex B hereto.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144).

*	Must be an Authorized Denomination.

Dated:

(Name of Transferee)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature Guarantee Medallion Program)

By:
(Authorized Signatory)

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following (check one):

☐	A Physical Note identified by:

Certificate No. ________________

2.	After the Transfer, the Transferee will hold the following (check one):

a.	☐	An “unrestricted” Physical Note identified by:

Certificate No. ________________

b.	☐	A Physical Note identified by:

Certificate No. ________________

ANNEX B TO CERTIFICATE OF TRANSFER

If the Transfer is being made pursuant to, and in accordance with, Rule 904 of Regulation S, then the Transferor makes the following representations:

1.	The Transferor is not (a) a “distributor” (as defined in Regulation S) with respect to the Notes; (b) an affiliate of the Company or such a distributor (other than any officer or director who is an affiliate solely by virtue of holding such position); or (c) a Person acting on behalf the Company or any Person specified in clause (a) or (b) above.

2.	The Transfer is being made in an “offshore transaction” (as defined in Regulation S) by virtue of satisfying the requirements of either clause (a), (b) or (c) below:

a.	(A) the Transfer is not made to any Person in the United States; and (B) either (x) at the time the buy order is originated, the Transferee is outside the United States, or the Transferor and any Person acting on its behalf reasonably believe that the Transferee is outside the United States; or (y) the Transfer is executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S), and neither the Transferor nor any Person acting on its behalf knows that the Transfer has been pre-arranged with a buyer in the United States; or

b.	the Transferee is a Person specified in Rule 902(k)(2)(vi) of Regulation S; or

c.	the Transfer is to a Person holding an account of the type specified in Rule 902(k)(2)(i) of Regulation S, solely in such Person’s capacity as a holder of such account.

3.	The Transfer does not involve any offer or sale of securities specifically targeted at identifiable groups of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas.

4.	No “directed selling efforts” (as defined in Regulation S) have been or will be made in the United States by the Transferor, an affiliate of the Transferor or any Person acting on behalf of the Transferor or such an affiliate.

5.	If the Transferor is an affiliate of the Company or a distributor solely by virtue of being an officer or director of the Company or a distributor, no selling concession, fee or other remuneration will be paid in connection with the Transfer, other than the usual and customary broker’s commission that would be received by a Person executing such Transfer as agent.

6.	The Transfer is not part of a plan or scheme to evade the registration requirements of the Securities Act.

7.	If the Transferor is a dealer or a Person receiving a selling concession, fee or other remuneration in respect of the Notes and the Transfer is to be effected during the “distribution compliance period” (as defined in Regulation S), then (a) neither the Transferor nor any Person acting on its behalf knows that the Transferee is a “U.S. person” (as defined in Regulation S); and (b) if the Transferor or any Person acting on its behalf knows that the Transferee is a dealer or is a Person receiving a selling concession, fee or other remuneration in respect of the Notes, then the Transferor or a Person acting on its behalf will send to the Transferee a confirmation or other notice stating that the Notes may be offered and sold during the distribution compliance period only in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

Exhibit D

FORM OF TRANSFER CERTIFICATE FROM TRANSFEREE

Marti Technologies, Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

Re:	11.00% Convertible Senior Secured Notes due 2029

Ladies and Gentlemen:

Reference is made to the 11.00% Convertible Senior Secured Notes due 2029 (the “Notes”) of Marti Technologies, Inc., a Cayman Islands exempted company (the “Company”), having the terms and conditions set forth in those certain Terms and Conditions attached as Exhibit A to that certain Note Subscription Agreement, dated as of October 31, 2025, between the Company and the investor(s) named therein (such Terms and Conditions, in the form set forth in such Note Subscription Agreement, as the same may be amended or supplemented from time to time with the written consent of the registered holder hereof, the “Terms and Conditions”). Capitalized terms used in this certificate without definition have the respective meanings ascribed to them in the Terms and Conditions.

The undersigned (the “Transferee”) certifies, in connection with its proposed acquisition (the “Acquisition”) of:

$ __________________________1 aggregate principal amount of Notes certifies as follows:

1.	The Transferee acknowledges that the Acquisition is being made pursuant to Regulation S.

2.	The Transferee acknowledges that the offer and sale of such Notes (and any Common Shares issuable upon conversion thereof) have not been registered under the Securities Act or the securities laws of any other jurisdiction and that such Notes (and any such shares) may not be offered, sold, pledged or otherwise transferred except as set forth below.

3.	The Transferee will not resell or otherwise transfer any of such Notes (or any Common Shares issuable upon conversion of such Notes), except:

a.	to the Company or one of its Subsidiaries;

1 Must be an Authorized Denomination.

D-1

b.	under, and in accordance with, a registration statement that is effective under the Securities Act at the time of such transfer;

c.	pursuant to, and in accordance with, Rule 904 of Regulation S under the Securities Act; or

d.	under any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

4.	With respect to any transfer made pursuant to paragraph 3(d) above, the Transferee will deliver to the Company and the Collateral Agent (with respect to a transfer of such Notes) or the transfer agent (with respect to a transfer of any Common Shares issued upon the conversion of such Notes) such certificates, legal opinions and other information as the Company or they may reasonably require and may rely upon to confirm that the transfer by the Transferee complies with the foregoing restrictions. The Transferee will, and each subsequent holder is required to, notify anyone who purchases such Notes or any such shares from it of the above resale restrictions.

5.	The Transferee is not an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company and the Transferee understands that such Notes will bear a legend substantially to the following effect:

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

Dated:

(Name of Transferee)

By:
Name:
Title:

D-2

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Note Subscription Agreement.

1.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Notes, the Subscriber Shares and the Underlying Shares (if any) as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

2.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

4. Non-U.S. Person Certification (Please check the applicable box(es))

Subscriber makes the following representation regarding its status as a non-“U.S. person” (as defined under Rule 902 under the Act):

☐	Subscriber is a natural person that is not resident in the United States of America, including its territories and possessions;

☐	Subscriber is a partnership, corporation or limited liability company that is organized or incorporated under the laws of a jurisdiction outside of the United States (and is not formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by U.S. accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) who are not natural persons, estates or trusts);

☐	Subscriber is an estate for which the executor or administrator is a non-U.S. person;

☐	Subscriber is a trust for which the trustee is not a U.S. person;

☐	Subscriber is a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a non-U.S. person;

☐	Subscriber is a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident outside of the United States;

☐	Subscriber does not meet any of the conditions described above.

This page should be completed by Subscriber and constitutes a part of the Note Subscription Agreement.

SUBSCRIBER:
Print Name:

By:
Name:
Title:

3